UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.___)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
THE TRADE DESK, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The Trade Desk, Inc.
42 N. Chestnut Street
Ventura, California 93001
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 27, 2025
To our stockholders:
You are cordially invited to attend the 2025 annual meeting of stockholders of The Trade Desk, Inc. (the “Annual Meeting”) to be held virtually on Tuesday, May 27, 2025, at 1:00 p.m. Pacific Time. You can attend the Annual Meeting via the Internet, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/TTD2025 (there is no physical location for the Annual Meeting). You will need to have your 16-Digit Control Number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.
We are holding the Annual Meeting for the following purposes:
1.To elect two Class III directors;
2.To approve The Trade Desk, Inc. 2025 Incentive Award Plan, which is an amendment and restatement of our 2016 Incentive Award Plan;
3.To conduct a non-binding, advisory vote to approve the compensation of our named executive officers;
4.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
5.To transact such other business as may properly come before the Annual Meeting or at any and all adjournments, continuations or postponements thereof.
If you owned our Class A common stock or Class B common stock at the close of business on March 31, 2025, you may attend and vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for review during our regular business hours at our headquarters in Ventura, California for the ten days prior to the Annual Meeting for any purpose related to the Annual Meeting. On or about April 9, 2025, we expect to mail to our stockholders the Notice containing instructions on how to access our proxy statement for our Annual Meeting (the “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”). The Proxy Statement and the Annual Report can be accessed directly at the following Internet address: www.proxyvote.com. All you have to do is enter the control number located on your proxy card.
Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope that you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. You may also submit your proxy card or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy card or voting instruction card in the envelope provided. Any stockholder of record attending the Annual Meeting may vote during the Annual Meeting, even if you have already returned a proxy card or voting instruction card.
Thank you for your ongoing support of The Trade Desk.

Sincerely,

Jeff T. Green
Chairman and Chief Executive Officer
Ventura, California
April 9, 2025

YOUR VOTE IS IMPORTANT
ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

THE TRADE DESK, INC.
2025 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

PROXY STATEMENT
2025 ANNUAL MEETING OF STOCKHOLDERS
THE TRADE DESK, INC.
GENERAL INFORMATION
The board of directors of The Trade Desk, Inc. is soliciting proxies for our 2025 annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, May 27, 2025, at 1:00 p.m. Pacific Time. This year’s Annual Meeting will be held entirely via the Internet. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/TTD2025. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our Annual Meeting (the “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”) is first being mailed on or about April 9, 2025, to stockholders entitled to vote at the Annual Meeting. We also made these materials available on our website at www.thetradedesk.com under the headings “Investors” on or about April 9, 2025. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully. Unless the context requires otherwise, the words “The Trade Desk,” “we,” “the Company,” “us,” and “our” refer to The Trade Desk, Inc.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,
THE PROXY MATERIALS AND VOTING YOUR SHARES
WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
We have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the Internet. The Notice is being provided in accordance with the Securities and Exchange Commission (“SEC”) rules and contains instructions on how to access our proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
WHAT ITEMS WILL BE VOTED ON AT THE ANNUAL MEETING?
There are four items that will be voted on at the Annual Meeting:
1.The election of two Class III directors;
2.The approval of The Trade Desk, Inc. 2025 Incentive Award Plan, which is an amendment and restatement of our 2016 Incentive Award Plan;
3.The approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and
4.The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
WHAT ARE OUR BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS?
Our board of directors recommends that you vote your shares “FOR” each of the nominees to the board of directors, “FOR” the approval of the Company’s 2025 Incentive Award Plan, “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers and “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm.
WHAT IS A PROXY?
Our board of directors is soliciting your vote at the Annual Meeting. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy, that designation also is called a “proxy” or, if in a written document, a “proxy card.” Jeff Green, Laura Schenkein and Jay Grant have been designated as proxies for the Annual Meeting.

WHO CAN VOTE AT THE ANNUAL MEETING?
Only holders of record of our Class A common stock and Class B common stock at the close of business on March 31, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting. The Record Date was established by our board of directors. Stockholders of record at the close of business on the Record Date are entitled to:
•Receive notice of the Annual Meeting; and
•Vote at the Annual Meeting and any adjournments, continuations or postponements of the Annual Meeting.
On the Record Date, there were 448,266,598 shares of our Class A common stock outstanding and 43,302,678 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our “common stock.”
IS MY VOTE CONFIDENTIAL?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either among our employees or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A “STOCKHOLDER OF RECORD” AND HOLDING SHARES AS “BENEFICIAL OWNER” (OR IN “STREET NAME”)?
Most stockholders are considered “beneficial owners” of their shares, that is, they hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name.”
Stockholder of Record: If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares and we are sending the Notice directly to you to access proxy materials. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting.
Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and proxy materials are being forwarded to you by your broker, bank or other nominee (who is considered the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank or other nominee. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares at the Annual Meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or other nominee.
WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?
By Internet: Until 11:59 p.m. Eastern Time on May 26, 2025, you can vote via the Internet by visiting the website noted on your proxy card. Internet voting is available 24 hours a day. We encourage you to vote via the Internet, as it is the most cost-effective way to vote. Beneficial owners may vote by telephone or the Internet if their banks, brokers or nominees make those methods available, by following the instructions provided to them with the proxy materials.
By Telephone: Until 11:59 p.m. Eastern Time on May 26, 2025, you can also vote your shares by telephone by calling the toll-free telephone number indicated on your proxy card and following the voice prompt instructions. Telephone voting is available 24 hours a day.
By Mail: You can vote your shares by marking, signing and timely returning the proxy card enclosed with the proxy materials that are provided in printed form. Beneficial owners must follow the directions provided by their broker, bank or other nominee in order to direct such broker, bank or other nominee as to how to vote their shares.

During the Annual Meeting: You can vote and submit questions during the Annual Meeting by attending the virtual meeting at www.virtualshareholdermeeting.com/TTD2025. Please have your Notice or proxy card in hand when you visit the website.
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
The holders of a majority of the voting power of all of our issued and outstanding shares of our common stock as of the Record Date must be present at the Annual Meeting or represented by proxy for the transaction of business at the Annual Meeting. This is called a quorum.
Your shares will be counted for purposes of determining if there is a quorum, if you:
•Are entitled to vote and you are present at the Annual Meeting; or
•Have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.
Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. If there are not enough shares present both at the Annual Meeting and by timely and properly submitted proxy cards to constitute a quorum, the Annual Meeting may be adjourned until such time as a sufficient number of shares are present.
HOW ARE ABSTENTIONS COUNTED?
You may choose to abstain or refrain from voting your shares on one or more issues presented for a vote at the Annual Meeting. However, for purposes of determining the presence of a quorum, abstentions are counted as present. For the purpose of determining whether the stockholders have approved a matter, abstentions will not affect the outcome of the vote of any matter being voted on at the Annual Meeting.
WHAT IF A STOCKHOLDER DOES NOT PROVIDE A PROXY OR, IF A PROXY IS RETURNED, IT DOES NOT SPECIFY A CHOICE FOR ONE OR MORE ISSUES?
You should specify your choice for each issue to be voted upon at the Annual Meeting. If no proxy is returned or if a proxy is signed and returned but no specific instructions are given on one or more of the issues to be voted upon at that Annual Meeting, proxies will be voted in accordance with applicable rules, laws and regulations as follows:
Stockholders of Record. If you are a stockholder of record and you do not return a proxy and you do not vote at the Annual Meeting, your shares will not be voted at our Annual Meeting, and if you are not present at the Annual Meeting, your shares will not be counted for purposes of determining whether a quorum exists for the Annual Meeting. If you do return a proxy via the Internet, telephone or mail, but you fail to specify how your shares should be voted on one or more issues to be voted upon at the Annual Meeting, then to the extent you did not specify a choice, your shares will be voted: (i) FOR Proposal One for the election of all of the director nominees, (ii) FOR Proposal Two approving the Company’s 2025 Incentive Award Plan, (iii) FOR Proposal Three to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers and (iv) FOR Proposal Four ratifying the selection of PwC as our independent registered public accounting firm.
Beneficial Owners. If you are a beneficial owner and (i) you do not provide your broker or other nominee who holds your shares with voting instructions, or (ii) you do provide a proxy card but you fail to specify your voting instructions on one or more of the issues to be voted upon at our Annual Meeting, under applicable rules, your broker or other nominee may exercise discretionary authority to vote your shares on routine proposals but may not vote your shares on non-routine proposals.
The shares that cannot be voted by brokers and other nominees on non-routine matters but are represented at the Annual Meeting will be deemed present at our Annual Meeting for purposes of determining whether the necessary quorum exists to proceed with the Annual Meeting but will not be considered entitled to vote on the non-routine proposals.
We believe that under applicable rules Proposal Four: Ratification of Appointment of Independent Registered Public Accounting Firm is considered a routine matter for which brokerage firms may vote shares that are held in the name of brokerage firms and which are not voted by the applicable beneficial owners.
However, we believe that Proposal One: Election of Directors, Proposal Two: Approval of The Trade Desk, Inc. 2025 Incentive Award Plan and Proposal Three: Approval, on a Non-Binding, Advisory Basis, of Named Executive Officer

Compensation are considered non-routine matters under applicable rules. Accordingly, brokers or other nominees cannot vote on these proposals without instruction from beneficial owners.
WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?
The following table sets forth the voting requirement with respect to each of the proposals:

Proposal One—Election of directors
As set forth in our bylaws, each director must be elected by a plurality of the votes cast, meaning that the two nominees receiving the most “FOR” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. Only votes “FOR” will affect the outcome. Brokers will not have discretionary voting authority with respect to shares held in street name for their clients. Abstentions and broker non-votes will not affect the outcome of the vote.

Proposal Two—Approval of The Trade Desk, Inc. 2025 Incentive Award Plan
As set forth in our bylaws, to be approved by our stockholders, a majority of the votes cast at the Annual Meeting or by proxy must vote “FOR” this proposal. Brokers will not have discretionary voting authority with respect to shares held in street name for their clients. Abstentions and broker non-votes will not affect the outcome of the vote.

Proposal Three—Approval, on a Non-Binding Advisory Basis, of Named Executive Officer Compensation
To be approved, on a non-binding, advisory basis, by our stockholders, a majority of the votes cast at the Annual Meeting must vote “FOR” this proposal. Brokers will not have discretionary voting authority with respect to shares held in street name for their clients. Abstentions and broker non-votes will not affect the outcome of the vote.

Proposal Four—Ratification of appointment of independent registered public accounting firm	As set forth in our bylaws, to be approved by our stockholders, a majority of the votes cast at the Annual Meeting or by proxy must vote “FOR” this proposal. Brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, broker non-votes will not be counted as votes cast and will therefore have no effect on the proposal. Abstentions will also have no effect on the proposal.
HOW DO I CHANGE OR REVOKE MY PROXY?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting during the Annual Meeting. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?
It means that your shares are registered differently or you have multiple accounts. Please vote all of these shares separately to ensure all of the shares you hold are voted.
HOW CAN STOCKHOLDERS SUBMIT A PROPOSAL FOR INCLUSION IN OUR PROXY STATEMENT FOR THE 2026 ANNUAL MEETING?

To be included in our proxy statement for the 2026 annual meeting, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and be received by our Secretary at our principal executive offices no later than December 10, 2025, which is one hundred twenty (120) calendar days before the one-year anniversary of the date on which we first released this Proxy Statement to stockholders in connection with this year’s Annual Meeting. In connection with the 2026 annual meeting, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting.
HOW CAN STOCKHOLDERS SUBMIT PROPOSALS TO BE RAISED AT THE 2026 ANNUAL MEETING THAT WILL NOT BE INCLUDED IN OUR PROXY STATEMENT FOR THE 2026 ANNUAL MEETING?
To be raised at the 2026 annual meeting, stockholder proposals must comply with our bylaws. Under our bylaws, a stockholder must give advance notice to our Secretary of any business, including nominations of candidates for election as directors to our board, that the stockholder wishes to raise at our annual meeting. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting. Since our Annual Meeting is on May 27, 2025, stockholder proposals must be received by our Secretary at our principal executive offices no earlier than January 27, 2026 and no later than February 26, 2026, in order to be raised at our 2026 annual meeting.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
WHAT IF THE DATE OF THE 2026 ANNUAL MEETING CHANGES BY MORE THAN 30 DAYS FROM THE ANNIVERSARY OF THIS YEAR’S ANNUAL MEETING?
Under Rule 14a-8 of the Exchange Act, if the date of the 2026 annual meeting changes by more than 30 days from the anniversary of this year’s annual meeting, to be included in our proxy statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.
Under our bylaws, if the date of the 2026 annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of this year’s annual meeting, stockholder proposals to be brought before the 2026 annual meeting must be delivered, or mailed and received, not more than the hundred twentieth (120th) day prior to such annual meeting and not less than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made.
DOES A STOCKHOLDER PROPOSAL REQUIRE SPECIFIC INFORMATION?
With respect to a stockholder’s nomination of a candidate for our board of directors, the stockholder notice to the Secretary must contain certain information as set forth in our bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the Annual Meeting, as well as certain other information as set forth in our bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of our bylaws is available via the website of the Securities and Exchange Commission at http://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
WHAT HAPPENS IF WE RECEIVE A STOCKHOLDER PROPOSAL THAT IS NOT IN COMPLIANCE WITH THE TIME FRAMES DESCRIBED ABOVE?
If we receive notice of a matter to come before the 2026 annual meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before such meeting. If such matter is brought before such meeting, then our proxy card for such meeting will confer upon our proxy holders’ discretionary authority to vote on such matter.
WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?
Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Jeff Green, Laura Schenkein and Jay Grant, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.
WHO BEARS THE COST OF THIS SOLICITATION?
We pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition, we may reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by mail, telephone, facsimile, email or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports, or Notices of Internet Availability of Proxy Materials, with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report, or Notice of Internet Availability of Proxy Materials, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. In accordance with these rules, only one proxy statement and annual report, or Notice of Internet Availability of Proxy Materials, will be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. Stockholders who currently receive multiple copies of the proxy statement and annual report, or Notice of Internet Availability of Proxy Materials, at their address and would like to request “householding” of their communications should contact their broker if they are beneficial owners or direct their request to Broadridge at the contact information below if they are record holders.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or Notice of Internet Availability of Proxy Materials, please notify your broker, if you are a beneficial owner or, if you are a record holder, direct your written request to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095.
If requested, we will also promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report, or Notice of Internet Availability of Proxy Materials, to any stockholder residing at an address to which only one copy was mailed.
WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting, which will be available on our website.

PROPOSAL ONE:
ELECTION OF DIRECTORS
In voting on the election of our director nominees, stockholders may:
•Vote in favor of all nominees;
•Vote in favor of specific nominees; or
•Withhold votes as to specific nominees.
Assuming a quorum is present; directors will be elected by a plurality of the votes cast.
Our bylaws provide that the authorized number of directors shall be determined from time to time by resolution of the board of directors, provided the board of directors shall consist of at least one (1) member. Our board of directors is currently comprised of eight (8) directors. Our articles of incorporation provides that our board of directors shall be divided into three classes, each consisting of as nearly one-third of the total number of directors as possible. Each class of directors serves a three-year term expiring at the annual meeting of stockholders in the year listed in the table below:

Class I (2026)	Class II (2027)	Class III (2025)
Jeff T. Green	Samantha Jacobson	Lise J. Buyer
Andrea L. Cunningham	Gokul Rajaram	Kathryn E. Falberg
Alex Kayyal		David B. Wells
Based on the recommendation of the nominating and corporate governance committee, our board of directors has nominated Lise J. Buyer and Kathryn E. Falberg for election as Class III directors, each to serve a three-year term that expires at the annual meeting of stockholders in 2028 and until her successor is duly elected and qualified. Mses. Buyer and Falberg and Mr. Wells are currently serving as Class III directors. Mses. Buyer and Falberg have consented to serve for a new term. Mr. Wells’s current term as a Class III director will expire immediately prior to our Annual Meeting and he will not stand for re-election at the Annual Meeting. Effective immediately upon the cessation of Mr. Wells’s term as a director, the authorized number of directors will be reduced to seven (7).
Directors listed in Class I and Class II above are not being elected this year and will continue in office for the remainder of their terms, as described above, unless such directors resign or their service as directors otherwise ceases in accordance with our articles of incorporation or bylaws.
Vote Required
The Class III directors being voted on this year are elected by a plurality of the votes cast. This means that the director nominee with the most affirmative votes for a particular seat is elected for that seat. Abstentions have no effect on the outcome of the vote.
It is the intention of the persons named as proxies herein to vote in favor of the candidates nominated by our board of directors unless such authority is withheld, either by affirmative vote of the stockholders or deemed withheld by the failure of stockholders to submit their votes. If any nominee should not be available for election, the proxies will be voted in the best judgment of the persons authorized as proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.
Information Concerning Director Nominees
The name and age of each nominee for director, her position with us, the year in which she first became a director, and certain biographical information as of April 9, 2025 is set forth below:

Name	Age	Positions and Offices Held with the Company	Director Since
Lise J. Buyer	65	Lead Independent Director	March 2019
Kathryn E. Falberg	64	Director	August 2016
Lise J. Buyer has served as a member of our board of directors since March 2019, and she was appointed as lead independent director in February 2021. Since 2006, Ms. Buyer has served as a partner of Class V Group LLC, a consulting firm she co-founded that advises companies on initial public offerings and other market strategies. From August 2005 to August 2006, she served as vice president of Tellme Networks, Inc., a private Internet telephone business. Between April 2003 and August 2005, Ms. Buyer served as the director of business optimization at Google. From September 2002 to March 2003, she served as a consultant and the director of research for Vista Research LLC, an independent equity research firm in New York, New York. From May 2000 to July 2002, she was a general partner at Technology Partners, a Palo Alto, California venture capital firm. Ms. Buyer was the director of internet/new media research at Credit Suisse First Boston from July 1998 to May 2000. Prior to that, she spent six years as vice president at T. Rowe Price Group, Inc. working predominantly on its Science and Technology Fund, and the preceding nine years as an institutional equity investor and analyst of both the technology and media industries. Ms. Buyer served on the board of directors of publicly traded Greenfield Online Inc., an online survey company, from April 2004 until it was acquired by Microsoft Corporation. Ms. Buyer received a B.A. in Economics and Geology from Wellesley College and an M.B.A. from the Owen Graduate School of Management at Vanderbilt University.
We believe that Ms. Buyer is qualified to serve on our board of directors due to her extensive management experience, high-growth company background and strategic leadership track record.
Kathryn E. Falberg has served as a member of our board of directors since August 2016. Ms. Falberg served as executive vice president and chief financial officer of Jazz Pharmaceuticals, PLC, a biopharmaceutical company, from March 2012 to March 2014 after serving as senior vice president and chief financial officer since December 2009. From 2001 through 2009, Ms. Falberg worked with a number of smaller companies, including AdECN, Inc. (“AdECN”), while serving as a corporate director and audit committee chair for several companies. Ms. Falberg was with Amgen from 1995 through 2001, where she served as senior vice president, finance and strategy and chief financial officer and before that as vice president, controller and chief accounting officer, and vice president, treasurer. Ms. Falberg currently serves on the board of directors of publicly traded Arcus Biosciences, Inc., and Nuvation Bio, and previously served on a number of boards including publicly traded Tricida, Inc., Urogen Pharma Ltd., Aimmune Therapeutics, Inc., Axovant Sciences Ltd., BioMarin Pharmaceutical Inc, Medivation, Inc., Halozyme Therapeutics, Inc., and aTyr Pharma, Inc. Ms. Falberg received a B.A. in Economics and an M.B.A. from the University of California, Los Angeles and is a Certified Public Accountant (inactive).
We believe that Ms. Falberg is qualified to serve on our board of directors due to her extensive management experience, strategic leadership track record and service on other boards of directors.

Information Concerning Current Directors and Directors Continuing in Office
The name and age of each director currently or continuing in office, his or her position with us, the year in which he or she first became a director, and certain biographical information as of April 9, 2025 is set forth below:

Name	Age	Positions and Offices Held with the Company	Director Since
Andrea L. Cunningham	68	Class A Director	January 2022
Jeff T. Green	48	President and Chief Executive Officer, Chairman	November 2009
Samantha Jacobson	40	Chief Strategy Officer, Director	January 2024
Alex Kayyal	41	Director	February 2025
Gokul Rajaram	50	Director	May 2018
David B. Wells	53	Director	December 2015
Andrea L. Cunningham has served as a member of our board of directors since January 2022. Since 2012, Ms. Cunningham has served as the president of Cunningham Collective, a consulting firm she founded that advises companies on marketing, brand and communication strategies. Under the umbrella of Cunningham Collective and her previous firm, CXO Communications, she has held various senior marketing positions at various companies, including serving as Chief Marketing Officer for Avaya Inc., a cloud communications company, from 2014 to 2015. Ms. Cunningham currently serves on the boards of directors of numerous private companies, and previously served on the boards of directors of RhythmOne plc (formerly Blinkx), a digital advertising technology company then-traded on the London Stock Exchange, from February 2016 to February 2018. Ms. Cunningham received a B.A. in English from Northwestern University and completed the Harvard Business School Executive Education program.
Ms. Cunningham currently serves as a representative of the holders of our Class A common stock. For more information, see “Information About the Board of Directors and Corporate Governance-Class A Director.”
We believe that Ms. Cunningham is qualified to serve on our board of directors due to her extensive management experience, track record at other technology companies and industry background.
Jeff T. Green co-founded The Trade Desk and has served as our president and chief executive officer and as a member of our board of directors since November 2009. Prior to joining The Trade Desk, from May 2004 to October 2009, Mr. Green founded AdECN, the world’s first online advertising exchange, and served as its chief operating officer, where he led strategy, product and business development until it was acquired by Microsoft in 2007. At Microsoft Corporation, Mr. Green oversaw the AdECN exchange business, as well as all reseller and channel partner business. Mr. Green has also played a leadership role in the ad tech industry, having served on the Networks and Exchanges Quality Assurance Guidelines Committee for the Internet Advertising Bureau (“IAB”) from 2011 to 2012. At IAB, Mr. Green led working groups that established rules and best practices for acquiring inventory and set data transaction standards.
We believe that Mr. Green is qualified to serve on our board of directors due to his extensive management experience and sophisticated industry background.
Samantha Jacobson has served as a member of our board of directors since January 2024 and as our chief strategy officer since February 2022. Prior to her appointment as our chief strategy officer, Ms. Jacobson served as Vice President, Strategic Partnerships. Before joining The Trade Desk in 2021, Ms. Jacobson served as Vice President of Strategy and Business Development at Oracle from March 2019 to March 2021 and as Senior Director of Strategy and Business Development for Oracle Data Cloud from April 2015 to March 2019. Ms. Jacobson received a B.S.E in Finance and Management from The Wharton School at the University of Pennsylvania and an M.B.A. from the Harvard Business School.
We believe that Ms. Jacobson is qualified to serve on our board of directors due to her extensive management experience leading strategic initiatives and industry background.
Alex Kayyal has served as a member of our board of directors since February 2025. Mr. Kayyal invests in and advises technology companies. Mr. Kayyal has served as a general partner at Lightspeed Venture Partners (“Lightspeed”), a global venture capital firm, since February 2023. Prior to Lightspeed, Mr. Kayyal held various executive roles at Salesforce, Inc. from May 2015 to February 2023, including senior vice president and managing partner of Salesforce Ventures LLC. From 2013 to 2015, Mr. Kayyal helped establish Hermes Growth Partners, a growth equity firm focused on technology investments. Mr. Kayyal received a B.A. in Economics and International Relations from Boston University and an M.B.A. from the Harvard Business School.

We believe that Mr. Kayyal is qualified to serve on our board of directors due to his extensive management and financial experience, high-growth company background and strategic leadership track record.
Gokul Rajaram has served as a member of our board of directors since May 2018. Mr. Rajaram invests in and advises technology companies. Mr. Rajaram served on the executive team at DoorDash Inc. (“DoorDash”) from November 2019 until April 2024, after DoorDash acquired a food delivery business owned by Square, Inc. (“Square”) called Caviar, Inc. (“Caviar”), where he served as the Lead for Caviar. Prior to DoorDash, Mr. Rajaram worked as the Product Engineering Lead from July 2013 to October 2019 at Square, where he led several product development teams and served on Square’s executive team. Before joining Square in July 2013, Mr. Rajaram served as Product Director, Ads at Facebook, Inc. from August 2010 to July 2013, where he helped Facebook transition its advertising business to become mobile-first. Mr. Rajaram served as Product Management Director for Google AdSense from January 2003 to November 2007, where he helped launch the product and grow it into a substantial portion of Google’s business. Mr. Rajaram has served on the boards of directors of Coinbase Inc. since August 2020 and publicly traded Pinterest, Inc. since February 2020. He also served on the board of directors of publicly traded RetailMeNot, Inc. from September 2013 until it was taken private in May 2017. Mr. Rajaram received a B. Tech in Computer Science from the Indian Institute of Technology Kanpur, an M.S. in Computer Science from the University of Texas and an M.B.A. from the Massachusetts Institute of Technology Sloan School of Management.
We believe that Mr. Rajaram is qualified to serve on our board of directors due to his extensive entrepreneurial background, strategic leadership track record and service on other boards of directors of technology companies.
David B. Wells has served as a member of our board of directors since December 2015. Mr. Wells served as the chief financial officer of Netflix, Inc., a media-services provider, for eight years, retiring in early 2019 after nearly 15 years with the company and having served as vice president of financial planning and analysis prior to chief financial officer. Mr. Wells is also a lead independent director for public direct to consumer healthcare company HIMS, where he is audit chair, and is the chairman of the board and a member of the remuneration committee (formerly the senior independent director) for UK based fintech company WISE PLC. Mr. Wells received a B.S. in Commerce and English from the University of Virginia and an M.B.A./M.P.P. Magna Cum Laude from the University of Chicago.
Mr. Wells’s term as a director will expire immediately prior to the Annual Meeting.

PROPOSAL TWO:
APPROVAL OF THE TRADE DESK 2025 INCENTIVE AWARD PLAN
Background
The board of directors has adopted, subject to stockholder approval, The Trade Desk, Inc. 2025 Incentive Award Plan (the “2025 Plan”). The 2025 Plan is an amendment and restatement of our existing The Trade Desk, Inc. 2016 Incentive Award Plan (the “Existing Plan”), which we adopted in connection with our initial public offering. Stockholders are being asked to approve the 2025 Plan at the Annual Meeting. If our stockholders approve the 2025 Plan, the 2025 Plan will become effective on May 27, 2025. If the 2025 Plan is not approved by our stockholders, then the 2025 Plan will not become effective, and the Existing Plan will continue in full force and effect until the expiration of its term.

The material terms of the 2025 Plan are summarized in this Proposal, and a copy of the 2025 Plan is attached as Appendix B to this Proxy Statement. The summary contained in this Proposal is subject in its entirety to the specific provisions contained in the complete text of the 2025 Plan set forth in Appendix B to this Proxy Statement. The following is an overview of the key changes to the Existing Plan contained in the 2025 Plan:

•Term. The term of the 2025 Plan will remain in effect until terminated by the plan administrator in accordance with the 2025 Plan.
•No New Evergreen Provision. The existing “evergreen” provision under the Existing Plan, which provides for annual increases to the share limit through January 1, 2026, will lapse in 2026, and no new “evergreen” provision will apply under the 2025 Plan. There is also no proposed share reserve increase from our Existing Plan.
•Other Updates. The 2025 Plan contains other minor, technical and administrative updates (including removal of certain provisions that are related to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) as they were no longer relevant).

We believe that maintaining an incentive award plan aligns employee interests with those of our stockholders and provides an important employee retention incentive that ultimately benefits our stockholders.

Stockholder Approval
Stockholder approval of the 2025 Plan is necessary in order for us to meet the stockholder approval requirements of Nasdaq.

Material Terms of the 2025 Plan
Purpose. The purpose of the 2025 Plan is to authorize the Company to grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete.
Share Reserve. The aggregate number of shares of Class A common stock reserved for issuance pursuant to awards granted under the 2025 Plan, which we refer to as the Share Limit, is the sum of (1) 40,000,000 shares of Class A common stock, and (2) a number of shares of Class A common stock equal to the number of shares of Class B common stock that, as of August 17, 2016, we are subject to awards under The Trade Desk Inc. 2010 Stock Plan or The Trade Desk Inc. 2015 Equity Incentive Plan (together, the “Prior Plans”), which are forfeited or lapse unexercised and which, following August 17, 2016, are not issued under the Prior Plans, and (3) an annual increase on the first day of each calendar year beginning on January 1, 2017 and ending on (and including) January 1, 2026 equal to the lesser of (a) 4% of the shares outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year and (b) such smaller number of shares as determined by our board of directors. No more than 166,666,660 shares may be issued upon the exercise of incentive stock options under the Plan. As of March 18, 2025, 114,757,539 shares remain available for issuance and 36,068,575 shares are subject to outstanding equity awards under the Existing Plan.
The following shares may be used again for grants under the 2025 Plan: (1) any shares subject to an award under the 2025 Plan that is forfeited, expires or is settled for cash; (2) after August 17, 2016, any shares subject to an award under the Prior Plans or Existing Plan that is forfeited, expires or is settled for cash; (3) shares tendered or withheld in payment of the exercise price of an option, (4) shares tendered or withheld to satisfy any tax withholding obligations associated with an award; (5) shares subject to a stock appreciation right (“SAR”) that are not issued in connection with the stock settlement of the SAR on its exercise; and (6) any shares purchased on the open market with the cash proceeds from the exercise of options.
Awards granted under the 2025 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2025 Plan. The maximum number of shares of Class A common stock that may be subject to one or more awards granted to any participant pursuant to the 2025 Plan during any calendar year will be 26,666,660 shares, the maximum amount of cash that may be paid to any one participant during any calendar year period pursuant to the 2025 Plan with respect to one or more awards payable in cash will be $3,000,000. The sum of (1) the value (determined as of the grant date in accordance with applicable accounting standards) of equity-based awards and (2) the dollar amount of cash awards, in each case, granted to any non-employee director pursuant to the 2025 Plan during any fiscal year may not exceed $1,000,000.
Administration. Our board of directors will administer the 2025 Plan with respect to awards granted to non-employee directors and our compensation committee will administer the 2025 Plan with respect to awards granted to other participants. The board or compensation committee may delegate their duties and responsibilities to committees of directors and/or officers, subject to certain limitations that may be imposed under Section 162(m) of the Code, Section 16 of the Exchange Act and/or stock exchange rules. The plan administrator must consist of at least two members of our board of directors, each of whom is intended to qualify as an “outside director,” within the meaning of Section 162(m) of the Code, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “independent director” within the meaning of the rules of the applicable stock exchange on which shares of Class A common stock are traded. Subject to the terms and conditions of the 2025 Plan, the plan administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2025 Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2025 Plan.
Eligibility. Options, SARs, restricted stock and all other stock-based and cash-based awards under the 2025 Plan may be granted to our officers, employees and consultants and certain of our affiliates. Awards also may be granted to our directors. Only our employees or the employees of certain of our subsidiaries may be granted incentive stock options. As of March 18, 2025, there were approximately 3,620 employees, 6 non-employee directors and no consultants eligible to participate in the 2025 Plan.
Awards. The 2025 Plan provides for the grant of stock options (including incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”)), SARs, restricted stock awards (“RSAs”), restricted stock units (“RSUs”), dividend equivalents, performance awards and other stock-based or cash-based awards, or any combination thereof. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2025 Plan. Each award will be set forth in a separate agreement and will indicate the type and terms and conditions of the award.
•Stock Options. Stock options provide for the right to purchase shares of Class A common stock in the future at a specified price that is established on the date of grant. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.
•Restricted Stock Awards. RSAs are an award of nontransferable shares of Class A common stock that remains forfeitable unless and until specified vesting conditions are met. In general, RSAs may not be sold or otherwise transferred until restrictions are removed or expire. Holders of RSAs will have voting rights and, except with respect to performance vesting awards, will have the right to receive dividends, if any, prior to the time when the restrictions lapse.
•Restricted Stock Units. RSUs are contractual promises to deliver shares of Class A common stock (or the fair market value of such shares in cash) in the future, which may also remain forfeitable unless and until specified vesting conditions are met. RSUs generally may not be sold or transferred until vesting conditions are removed or expire. The shares underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time when the RSUs are settled in shares, unless the RSU includes a dividend equivalent right (in which case the holder may be entitled to dividend equivalent payments under certain circumstances). Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral.
•Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of any SAR granted under the 2025 Plan must be at least 100% of the fair market value of a share of Class A common stock on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance or other conditions. SARs under the 2025 Plan will be settled in cash or shares of Class A common stock, or in a combination of both, as determined by the administrator.
•Dividend Equivalents. Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the award. Dividend equivalents generally are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator, and may be settled in cash or shares as determined by the plan administrator. Dividend equivalents with respect to an award with performance-based vesting that are based on dividends paid prior to the vesting of such award shall only be paid out to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests.
•Other Stock or Cash Based Awards. Other stock or cash based awards consist of cash payments, cash bonus awards, stock payments, stock bonus awards, performance awards or other incentive awards paid in cash, shares of Class A common stock or a combination of both, either delivered immediately or in the future, and which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees and meeting-based fees. Other stock or cash based awards may be subject to vesting and other terms and conditions determined by the plan administrator.
Performance Awards. Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals.
Certain Transactions. The plan administrator has broad discretion to take action under the 2025 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our Class A common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2025 Plan and outstanding awards. In the event of a change in control of our company (as defined in the 2025 Plan) unless the plan administrator elects to terminate outstanding awards in exchange for cash or other property or to cause outstanding awards to become fully vested and exercisable prior to such change in control, outstanding awards will continue in effect or be assumed or substituted by the successor corporation. If an award vests and, as applicable, is exercised in lieu of assumption or substitution in connection with a change in control, the award will terminate upon the change in control.
Foreign Participants, Claw-back Provisions, Transferability, and Participant Payments. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2025 Plan are generally non-transferable prior to vesting unless otherwise determined by the plan administrator, and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2025 Plan, the plan administrator may, in its discretion, accept cash or check, shares of Class A common stock that meet specified conditions, a market sell order or such other consideration as it deems suitable.
Amendment and Termination. Our board of directors may terminate, amend or modify the 2025 Plan at any time. However, we must generally obtain stockholder approval to increase the number of shares available under the 2025 Plan or the individual award limits under the 2025 Plan (other than in connection with certain corporate events, as described above), to reprice options or SARs, or to cancel any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. In addition, no amendment, suspension or termination of the 2025 Plan may, without the consent of the holder, materially and adversely affect any rights or obligations under any award previously granted, unless the award itself otherwise expressly so provides.
No award may be granted pursuant to the 2025 Plan during any period of suspension or after termination of the 2025 Plan, and in no event may any ISOs be granted under the 2025 Plan after the tenth anniversary of the effective date of the 2025 Plan. Any award that is outstanding on the termination date of the 2025 Plan will remain in force according to the terms of the 2025 Plan and the applicable award agreement.
Stock Price
The closing price of the Company’s common stock on Nasdaq as of March 18, 2025 was $53.59 per share.

Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2025 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

•Non-Qualified Stock Options. If an optionee is granted an NSO under the 2025 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
•Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
•Other Awards. The current federal income tax consequences of other awards authorized under the 2025 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, performance awards, dividend equivalents and other stock-based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
Section 409A of the Code
Certain types of awards under the 2025 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2025 Plan and awards granted under the 2025 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2025 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
New Plan Benefits
Other than with respect to annual grants to our non-employee directors that will be made on the date of the Annual Meeting (reflected in the table below), all future awards under the 2025 Plan are subject to the discretion of the plan administrator and are not currently determinable, and therefore it is not possible to determine the benefits that will be received in the future by other participants in the 2025 Plan.

Name and Position	Dollar Value ($)	Number of Units (#)
Named Executive Officers
Jeff T. Green, our Chief Executive Officer	—	—
Laura Schenkein, our Chief Financial Officer	—	—
Jay R. Grant, our Chief Legal Officer	—	—
Samantha Jacobson, our Chief Strategy Officer	—	—
All current executive officers as a group	—	—
All current directors who are not executive officers as a group	(1)	(1)
All employees who are not executive officers as a group	—	—
(1)Each non-employee director serving on our Board will be awarded an award on the date of our Annual Meeting with a grant date value of $290,000 pursuant to our non-employee director compensation policy.
Plan Benefits
The table below sets forth summary information concerning the number of shares of our common stock subject to equity awards granted to certain persons under the Existing Plan as of March 18, 2025.

Name and Position	Options (#)(1)	RSAs (#)	RSUs (#)	PSUs (#)(2)
Named Executive Officers
Jeff T. Green, our Chief Executive Officer	22,551,333	1,671,872	—	—
Laura Schenkein, our Chief Financial Officer	681,591	91,594	297,200	—
Jay R. Grant, our Chief Legal Officer	439,002	250,141	—	—
Samantha Jacobson, our Chief Strategy Officer	206,324	60,074	78,596	—
All Current Executive Officers as a Group	23,878,250	2,073,681	375,796	—
All Current Non-Executive Directors as a Group	184,813	355,857	9,256	—
Current Director Nominees:
Lise J. Buyer	43,042	32,654	—	—
Kathryn E. Falberg	—	149,770	—	—
Each Associate of any such Directors, Executive Officers or Nominees	—	—	—	—
Each Other Person who Received or are to Receive 5% of Such Options or Rights	—	—	—	—
All Employees, Including all Current Officers who are not Executive Officers, as a Group	48,262,315	5,158,508	26,457,467	240,000
(1)Total options granted to Jeff T. Green include options granted under the CEO Performance Option , as described in “Compensation Discussion and Analysis – Individual Compensation Elements - Long-Term Incentive Compensation - 2021 CEO Performance Option.” The actual number of shares issuable upon vesting of the CEO Performance Option is subject to adjustment based on the greatest result of three tests tied to total shareholder return (“TSR”) of our Class A common stock relative to performance of the companies comprising the Nasdaq-100 Index. This adjustment may range from 80% to 120% of the target level of 16,000,000 options. The total options granted to Jeff T. Green includes the maximum potential options that could vest upon achievement of all stock price conditions and 120% relative TSR performance (19,200,000 options).
(2)Based on “target” PSU awards granted for outstanding awards; otherwise based on actual PSU awards vested

Vote Required
Assuming a quorum is present, the 2025 Plan will be approved if the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is obtained (meaning the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal). In the event that the stockholders do not approve the 2025 Plan, The Trade Desk, Inc. 2016 Incentive Award Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date that the 2025 Plan was first approved by the Board. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE TRADE DESK, INC. 2025 INCENTIVE AWARD PLAN.

PROPOSAL THREE:
NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Recommendation

Our compensation programs are designed to effectively align our executives’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

Stockholders are urged to read the section titled “Compensation Discussion and Analysis” in this Proxy Statement, which discusses how our executive compensation policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our board of directors and our compensation committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders hereby approve, on a non-binding, advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the compensation tables and the narrative discussions that accompany the compensation tables.

Vote Required for Approval

The approval of this non-binding, advisory proposal requires the affirmative vote of a majority of the votes cast on the matter at the meeting. Abstentions and broker non-votes will have no effect on this proposal.

The vote is advisory, which means that the vote is not binding on the Company, our board of directors or our compensation committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, our compensation committee will evaluate whether any actions are necessary to address the concerns of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FOUR:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
On the recommendation of our audit committee, our board of directors has appointed PwC, an independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2025 and attest to our internal control over financial reporting as of December 31, 2025. We are submitting this selection to our stockholders for ratification. Although we are not required to seek stockholder approval for this appointment, we believe it is sound corporate practice to do so. Representatives from PwC will be in attendance at the Annual Meeting to respond to any appropriate questions and will have the opportunity to make a statement, if they so desire.
In the vote on the ratification of the selection of PwC as our independent auditors, stockholders may:
•Vote in favor of ratification;
•Vote against ratification; or
•Abstain from voting on ratification.
Vote Required for Approval
Assuming a quorum is present, the selection of PwC as our independent auditors will be ratified if the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is obtained (meaning the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal). In the event that the stockholders do not ratify the selection of PwC, the appointment of the independent auditors will be reconsidered by the audit committee of the board of directors. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.
Auditor Information
Set forth below are the fees for services rendered by PwC for the fiscal years ended December 31, 2024 and 2023:

Fee Category	2024	2023
Audit Fees(1)	$6,067,071	$4,509,464
Audit-Related Fees(2)	455,000	300,000
Tax Fees(3)	1,427,291	1,077,862
All Other Fees(4)	13,985	4,589
Total	$7,963,347	$5,891,915
(1)Audit Fees for 2024 and 2023 cover professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K, review of financial statements included in our Quarterly Reports on Form 10-Q, audit of our internal control over financial reporting, new and existing statutory audits of subsidiaries of the Company and services normally provided by PwC in connection with regulatory filings or engagements.
(2)Audit-Related Fees were for assurance and other services related to service provider compliance reports, including Service Organization Controls (SOC) reports on the effectiveness of our controls for our demand side platform.
(3)Tax Fees cover tax compliance, advice, and planning services and consisted primarily of review of consolidated federal income tax returns as well as tax planning and advice.
(4)All Other Fees include professional services rendered by PwC not reported in any other category such as pre-approved permissible advisory and other services, including license fees for accounting research software in 2024 and 2023.

Pre-Approval Policies and Procedures
The audit committee has adopted policies and procedures regarding pre-approval of permitted audit and non-audit services. Each year, and as needed at other times during the year, (1) the independent registered public accounting firm will submit to the audit committee for approval the terms, fees and conditions of our engagement of the independent registered public accounting firm to perform an integrated audit of our consolidated financial statements and to review our interim financial statements; and (2) management and the independent registered public accounting firm will submit to the audit committee for approval a written pre-approval request of additional audit and non-audit services to be performed for us during the year, including a budgeted range of fees for each category of service outlined in such request. The audit committee has designated the audit committee chair to have the authority to pre-approve interim requests for permissible services that were not contemplated in the engagement letter or in pre-approval requests. The audit committee chair may approve or reject any interim service requests and shall report any interim service pre-approvals at the next regular audit committee meeting. All services provided by PwC during the fiscal years ended December 31, 2024 and 2023 were pre-approved by the audit committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The information contained in this audit committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that The Trade Desk, Inc. specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
The audit committee of our board of directors is comprised of three members and acts under a written charter that has been approved by our board of directors. The members of the audit committee are independent directors, based upon standards set forth in applicable laws, rules, and regulations. The audit committee has reviewed and discussed the audited financial statements with management and has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and the SEC.
The audit committee has also received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the audit committee concerning independence and has discussed with PwC its independence.
Management is responsible for our financial reporting process and the system of internal controls, including internal control over financial reporting, and procedures designed to promote compliance with accounting standards and applicable laws and regulations. PwC is responsible for the audit of the consolidated financial statements and our internal control over financial reporting in accordance with the standards of the PCAOB. The audit committee's responsibility is to monitor and oversee these processes and procedures. The members of the audit committee are not professionally engaged in the practice of accounting or auditing and are not professionals in these fields. The audit committee relies, without independent verification, on the information provided by and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity, and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The audit committee also relies on the opinion of PwC on the consolidated financial statements and internal controls over financial reporting.
The audit committee’s meetings facilitate communication among the members of the audit committee, management and PwC. The audit committee separately met with PwC, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls. The audit committee also met separately with management.
Based on its discussions with management and PwC, and its review of the representations and information provided by management and PwC, the audit committee recommended to our board of directors that our audited financial statements for the fiscal year ended December 31, 2024 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
By order of the audit committee of the board of directors of The Trade Desk,
AUDIT COMMITTEE
David B. Wells (Chairperson)
Lise J. Buyer
Gokul Rajaram

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Leadership Structure of the Board of Directors
Our board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of chairman of the board of directors and chief executive officer.
Our board of directors currently believes that our existing leadership structure, under which our chief executive officer, Mr. Green, serves as chairman of our board of directors is effective. Mr. Green’s knowledge of the issues, opportunities and risks facing us, our business and our industry renders him best positioned among our directors to fulfill the chairman’s responsibility to develop agendas that focus the time and attention of our board of directors on the most critical matters.
Our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our chief executive officer works with the nominating and corporate governance committee and the board of directors on a regular basis to ensure there is a current and effective plan of succession and development for the CEO and the executive management team. Our board of directors believes that the directors and the CEO should collaborate on management succession planning, and that the entire board of directors should be involved in the critical aspects of the succession planning process, including establishing selection criteria that reflect our business strategies, reviewing the Company’s leadership pipeline and talent strategies, and identifying and evaluating potential internal candidates. Directors also become familiar with potential successors for key positions at regular meetings and in less formal settings, and management succession is discussed at least annually in the meetings and executive sessions of the board of directors.

In accordance with our bylaws, the independent directors elected Lise J. Buyer to serve as lead independent director. As lead independent director, Ms. Buyer will preside at all meetings of the board of directors at which the chairman of the board of directors is not present, including executive sessions, and performs such additional responsibilities as set forth in our corporate governance guidelines.
Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with our board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements, considers and approves or disapproves any related-persons transactions, and receives periodic updates from management on cybersecurity matters. Our nominating and governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation programs, policies and practices have the potential to encourage excessive or inappropriate risk-taking.
Board Meetings
Our board of directors held a total of thirteen meetings during 2024. Each director attended at least 75% of the total number of board of directors and committee meetings that were held during the time he or she was a director in 2024.
Board Committees
Audit Committee
Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•appoints our independent registered public accounting firm;
•evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•determines the engagement of the independent registered public accounting firm;
•reviews and approves the scope of the annual audit and the audit fee;
•discusses with management and the independent registered public accounting firm the results of the annual integrated audit and the review of our quarterly financial statements;
•approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
•is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
•reviews the adequacy of internal financial controls with management and our independent registered public accounting firm;
•reviews our critical accounting policies and estimates; and
•reviews the audit committee charter and the committee’s performance at least annually.
The members of our audit committee are Messrs. Wells (chairperson) and Rajaram and Ms. Buyer. Our board intends to appoint Ms. Falberg as a member of our audit committee and to succeed Mr. Wells as the chairperson of our audit committee. Mr. Wells will no longer serve as a member of our audit committee effective immediately upon the cessation of his term as a director. Each of Messrs. Wells and Rajaram and Mses. Falberg and Buyer meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The Nasdaq Stock Market LLC (“Nasdaq”). Our board of directors has determined that each of Mr. Wells and Ms. Falberg is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of Messrs. Wells and Rajaram and Mses. Falberg and Buyer are independent under the heightened audit committee independence standards of the SEC and Nasdaq. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the charter of our audit committee is available on our website at http://investors.thetradedesk.com/.
During 2024, our audit committee met thirteen times in person or by telephone.
Compensation Committee
Our compensation committee reviews and recommends policies relating to the compensation and benefits of our executive officers and employees. Among other matters, our compensation committee:
•reviews and recommends to our board of directors corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers;
•evaluates the performance of our executive officers in light of those goals and objectives, and approves the compensation of these executive officers based on such evaluations;
•reviews and approves or recommends to our board of directors the grant of stock options and other awards under our stock plans;
•reviews and recommends to our board of directors the compensation of our non-employee directors; and
•reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance by our compensation committee with its charter.
In fulfilling its responsibilities, our compensation committee has the authority to delegate any or all of its responsibilities to a subcommittee of the compensation committee. Our compensation committee also has the authority to authorize one of our officers to grant rights or options to officers (other than our executive officers) and employees, in a manner that is in accordance with applicable law, which it has previously authorized our chief executive officer and chief financial officer to do for certain employee equity awards.

The members of our compensation committee are Ms. Falberg (chairperson) and Messrs. Rajaram and Wells. Mr. Wells will no longer serve as a member of our compensation committee effective immediately upon the cessation of his term as a director. Each of the members of our compensation committee is independent under the applicable rules and regulations of Nasdaq and meets all other eligibility requirements of applicable laws. Our compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the charter of our compensation committee is available on our website at http://investors.thetradedesk.com.
During 2024, our compensation committee met four times in person or by telephone.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters.
The members of our nominating and corporate governance committee are Mses. Buyer (chairperson) and Cunningham. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of Nasdaq. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at http://investors.thetradedesk.com.
During 2024, our nominating and corporate governance committee met four times in person or by telephone.
Compensation Committee Interlocks and Insider Participation
During 2024, Ms. Falberg and Messrs. Rajaram and Wells all served as members of our compensation committee. None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.
Identifying and Evaluating Director Nominees
Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:
•personal and professional integrity;
•ethics and values;
•experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•experience in the industries in which we compete;
•experience as a board member or executive officer of another publicly held company;
•diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•conflicts of interest; and
•practical and mature business judgment.
Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. Our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. Although the nominating and corporate governance committee may consider whether nominees assist in achieving a mix of board members that represents a diversity of background and experience, we have no formal policy regarding board diversity.

Class A Director
Article VI, Section E of our articles of incorporation provides until the final conversion of our Class B common stock, the holders of our Class A common stock, voting as a single class, will have the right to elect one director if the total number of directors is eight or fewer or two directors if the total number of directors is nine or greater, with our board of directors determining the initial class into which each such director will be elected. Any seat filled by any director contemplated by this provision of the articles of incorporation is referred to as a “Class A Director Seat.” Ms. Cunningham currently serves in the Class A Director Seat.
Stockholder Recommendations and Nominations to the Board of Directors
Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual's name and qualifications to our Chief Legal Officer c/o The Trade Desk, Inc., 42 N. Chestnut St., Ventura, CA 93001, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://investors.thetradedesk.com. Any amendments to the code of business conduct and ethics, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at, or available through, our website.
Stockholder Communications with the Board of Directors
Stockholders and other parties interested in communicating directly with the board of directors may do so by writing to: Board of Directors, c/o The Trade Desk, Inc., 42 N. Chestnut St., Ventura, CA 93001. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our audit committee and handled in accordance with applicable procedures established by the audit committee.
Independence of the Board of Directors
Our board of directors currently consists of eight members. Our board of directors has determined that all of our directors, other than Mr. Green, our chief executive officer, and Ms. Jacobson, our chief strategy officer, qualify as “independent” directors in accordance with the Nasdaq listing requirements. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
Director Stock Ownership
Our board of directors believes that all directors should maintain a meaningful personal financial stake in the Company to align their long-term interests with those of our stockholders. We maintain stock ownership guidelines that apply to our executive officers and non-employee directors. Under these guidelines, non-employee directors are to attain and maintain a minimum share ownership level equal to at least three times the value of their annual cash retainer, (i.e., $150,000 for 2024) within five years of becoming a director. All of the covered individuals are either in compliance with our stock ownership guidelines or have a period of time remaining to meet the required ownership level.
Director Attendance at Annual Meetings of Stockholders
Directors are encouraged, but not required, to attend our annual meetings of stockholders. All seven of our directors then serving on the board of directors attended the 2024 annual meeting of stockholders.
Whistleblower Procedures

In accordance with the Sarbanes-Oxley Act of 2002, we have established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission of concerns regarding accounting or auditing matters. If an individual has a concern regarding questionable accounting, internal accounting controls or auditing matters, or the reporting of fraudulent financial information, such individual may report his or her concern by sending a letter (which may be anonymous at the discretion of the reporting person), to us at our principal executive offices to the attention of the chief legal officer and to the chair of the audit committee. Individual employees may also report their concerns by telephone or online (which may be anonymous at the discretion of the reporting person) by using our ethics reporting system accessible through our website. Such complaints received by telephone or via online reporting system, are promptly sent to the chief legal officer and to the chair of the audit committee.
Limitation on Liability and Indemnification Matters
Our articles of incorporation contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by Nevada law. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors or officers, except liability for:

•any act or omission not in good faith or that involves intentional misconduct, fraud or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions;
•or as otherwise provided in NRS 78.288 of the Nevada Revised Statutes.
Our articles of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Nevada law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Nevada law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers and management as of April 9, 2025:

Name	Age	Position(s)
Jeff T. Green	48	President and Chief Executive Officer, Chairman
Laura Schenkein	41	Chief Financial Officer
Jay R. Grant	58	Chief Legal Officer
Samantha Jacobson	40	Chief Strategy Officer, Director
Vivek Kundra	50	Chief Operating Officer
Jeff T. Green. See Proposal One: Information Concerning Current Directors and Directors Continuing in Office for Mr. Green’s biographical information.
Laura Schenkein has served as our chief financial officer since June 2023. She has held various roles at the Company since February 2014. She served as executive vice president, financial planning and analysis from February 2023 to June 2023. Prior to that role, Ms. Schenkein served as senior vice president, financial planning and analysis from January 2019 to February 2023, as vice president, financial planning and analysis from January 2017 to December 2018 and as director, financial planning and analysis from February 2014 to January 2017. Ms. Schenkein previously worked in finance and strategy in the healthcare technology and investment banking industries. Ms. Schenkein received a B.A. in International Relations from Tufts University and an M.B.A. from The Wharton School.
Jay R. Grant has served as our chief legal officer and secretary since October 2020. Prior to joining The Trade Desk, Mr. Grant developed extensive experience with media and digital enterprises at Univision Communications Inc. (“UCI”), a company with more than two dozen broadcasting networks, cable networks, digital and mobile properties and more than 120 television and radio stations. Most recently, from February 2019 to October 2020, Mr. Grant served as executive vice president and general counsel of UCI’s Digital and News divisions, and, from May 2016 to January 2019, he served as executive vice president and general counsel of UCI’s Fusion Media Group. Mr. Grant started his career in private practice at the law firm Manatt, Phelps & Phillips. He received a B.A. in Government from Harvard University, an M.B.A. from New York University Stern School of Business and a J.D. from the University of California, Berkeley, School of Law.
Samantha Jacobson. See Proposal One: Information Concerning Current Directors and Directors Continuing in Office for Ms. Jacobson’s biographical information.
Vivek Kundra has served as our chief operating officer since March 2025. Prior to joining The Trade Desk, Mr. Kundra served as the president and chief operating officer at project44, a supply-chain management company, from February 2022 to March 2025. From May 2018 to February 2022, Mr. Kundra served as the chief operating officer of Sprinklr, Inc., a customer experience management platform. Previously, Mr. Kundra was an executive vice president at Salesforce, Inc., a cloud-based software company, from January 2012 to January 2017. Mr. Kundra was appointed as the first U.S. Chief Information Officer by President Barack Obama, serving from February 2009 to August 2011. He holds a B.S. in Psychology from the University of Maryland and an M.S. in Management Information Systems the University of Maryland, and is a graduate of the University of Virginia’s Sorensen Institute of Political Leadership.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the compensation program for our Named Executive Officers (“NEOs”). During 2024, these individuals were:
•Jeff T. Green, our Chief Executive Officer (our “CEO”);
•Laura Schenkein, our Chief Financial Officer (our “CFO”)
•Jay R. Grant, our Chief Legal Officer (our “CLO”);
•Samantha Jacobson, our Chief Strategy Officer (our “CSO”)
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2024. It also provides an overview of our executive compensation philosophy and objectives. Finally, it analyzes how and why our compensation committee of our board of directors arrived at the specific compensation decisions for our executive officers, including our NEOs, for 2024, including the key factors that the compensation committee considered in determining their compensation.
Executive Summary
Who We Are
We are a global technology company that empowers buyers of advertising. We offer a self-service, cloud-based ad-buying platform that empowers our clients to plan, manage, optimize and measure more expressive data-driven digital advertising campaigns. Our platform allows clients to execute integrated campaigns across ad formats and channels, including connected television (“CTV”) and other video, display, audio and native, on a multitude of devices, such as televisions, streaming devices, mobile devices, computers and digital-out-of-home devices. Our platform’s integrations with major inventory, publisher and data partners provide ad buyers reach and decisioning capabilities, and our enterprise application programming interfaces (“APIs”) enable our clients to customize and expand platform functionality.
2024 Business Highlights
During 2024, we continued to demonstrate our success in the marketplace as an independent platform buying media at scale, objectively, across digital channels and devices. We recorded advances across our business, including CTV and other video, mobile and display, that contributed to accelerated revenue growth and adjusted earnings before depreciation and amortization expense, stock-based compensation expense, interest income, net, and the provision for income taxes (“Adjusted EBITDA”). Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”). For an explanation of management's use of this measure and a reconciliation of net income to Adjusted EBITDA, see Appendix A to this Proxy Statement. Our key business highlights for 2024 were as follows:
•Revenue: Our total revenue grew to $2.44 billion, up 26% compared with revenue of $1.95 billion in 2023.
•Net Income: Our net income grew to $393 million, up 120% compared with net income of $179 million in 2023.
•Adjusted EBITDA: Our Adjusted EBITDA grew to $1.01 billion, up 31% compared with Adjusted EBITDA of $772 million in 2023.
•Continued Share Gains: Gross spend on the platform was over $12 billion, a 25% increase from 2023.
•Continued Omnichannel Growth: Omnichannel solutions remain a strategic focus for us as the industry continues shifting toward transparency and programmatic buying. From the channel perspective, CTV and other video led our growth, and mobile, display and audio each experienced double-digit growth on a year-over-year basis.
•Strong Customer Retention: We ended 2024 with strong client retention, which remained over 95% during 2024, as it has in each of the last eleven years.
2024 Executive Compensation Highlights
Based on our overall operating environment and these results, the compensation committee took the following key actions with respect to the compensation of our NEOs for and in connection with 2024:

•Base Salary: Approved annual base salary increases for each of our NEOs, including a base salary increase to $1,200,000 for our CEO.
•Annual Cash Incentive Awards: Approved annual cash incentive awards of $5,195,318 for our CEO and $1,298,829 for each of Ms. Schenkein, Mr. Grant and Ms. Jacobson.
•Long-Term Incentive Compensation: Granted long-term incentive compensation opportunities in the form of time-based restricted stock awards covering our Class A common stock and options to purchase shares of our Class A common stock, with an aggregate grant date fair value of approximately $9.7 million to each of Ms. Schenkein, Mr. Grant and Ms. Jacobson.
•2021 CEO Performance Option: Granted Mr. Green a market-based performance stock option in 2021 to purchase up to 16,000,000 shares of our Class A common stock (at target) if specified goals for the per share price of our Class A common stock (ranging from $90.00 to $340.00 per share) and certain other vesting conditions are satisfied. Assuming achievement of the share price goals, the number of shares otherwise purchasable pursuant to the stock option may be decreased or increased by up to 20% based on the relative total shareholder return (“TSR”) of our Class A common stock compared to the TSR of the Nasdaq-100 Index at each vesting tranche. On November 8, 2024, the second tranche of the CEO Performance Option vested upon certification by the Company’s board of directors, resulting in 2.4 million of additional exercisable options. The exercise price of these stock options is $68.29 per share.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:

WHAT WE DO		WHAT WE DON’T DO
☑	Maintain an Independent Compensation Committee. The compensation committee consists solely of independent directors.	☒
No Executive Retirement Plans. We do not offer pension arrangements or retirement plans or arrangements to our executive officers that are different from or in addition to those offered to our other employees.

☑
Retain an Independent Compensation Advisor. The compensation committee engaged its own compensation advisor to provide information and analysis for its 2024 compensation review, and other advice on executive compensation independent of management. Other than the services performed for the compensation committee, this advisor performed no other consulting or other services for us in 2024.
☒
Limited Perquisites and Special Health or Welfare Benefits. We provide limited perquisites and health, welfare or other personal benefits to our executive officers, who generally participate in our broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

☑
Annual Executive Compensation Review. The compensation committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation program does not encourage excessive or inappropriate risk-taking and that the level of risk that it does encourage is not reasonably likely to have a material adverse effect on us.
☒
No Stock Option Re-pricing. Our employee stock plan does not permit stock options or stock appreciation rights to be repriced to a lower exercise or strike price without the approval of our stockholders.

☑
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on our performance, as well as equity based, to align the interests of our executive officers and stockholders.
		☒	No Post-Employment Tax Payment Reimbursement. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change in control payments or benefits.
☑
Use a Pay-for-Performance Philosophy. The majority of our executive officers' compensation is linked to corporate performance; we also structure their target total direct compensation opportunities with a significant long-term equity component, thereby making a substantial portion of each executive officer’s target total direct compensation dependent upon our stock price performance.
		☒	No Hedging or Pledging of Our Equity Securities. We prohibit our executive officers, the members of our board of directors and other employees from hedging or pledging our equity securities.

☑	Stock Ownership Guidelines. We maintain stock ownership guidelines that apply to our executive officers and non-employee members of our board of directors.
☑	Succession Planning. We review the risks associated with our key executive officer positions to ensure adequate succession plans are in place.
☑
Clawback Policy. Our board of directors adopted an SEC- and Nasdaq-compliant compensation recovery policy that allows us to recover erroneously awarded incentive-based compensation paid to an executive officer in connection with certain restatements of our financial statements.

Prior Say-on-Pay Vote on Executive Compensation
In setting the form and amount of compensation for our NEOs, the compensation committee also considered the voting results from our most recent non-binding, advisory stockholder vote on the compensation of our NEOs (a “Say-on-Pay vote”) as well as feedback received from stockholders throughout the year. A majority of our stockholders voted to support our 2021 executive compensation program at our 2022 Annual Meeting of Stockholders and did not lead us to make any fundamental changes to our executive compensation program. We will conduct our next Say-on-Pay vote on the compensation of our NEOs at the Annual Meeting in connection with Proposal Three. The compensation committee will continue to consider stockholder feedback and the results of Say-on-Pay votes when making compensation decisions for our NEOs in the future.
Executive Compensation Philosophy
Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
•establish compensation opportunities that are competitive, reward performance and maintain internal equity;
•attract, motivate and retain highly-talented executive officers; and
•align the interests of our executive officers with the interests of our stockholders to drive the creation of sustainable long-term value.
Executive Compensation Program Design
Our current practice is to combine a mixture of compensation elements that balance achievement of our short-term goals with the creation of sustainable long-term stockholder value. We provide short-term annual cash incentive award opportunities which focus on our yearly operating results, and we provide long-term incentive compensation opportunities in the form of equity awards. We do not have a specific policy on the percentage allocation between short-term and long-term incentive compensation elements.
We also believe that the compensation of our CEO should be primarily influenced by our overall financial performance. The compensation committee endeavors to set the compensation of our CEO within a range of compensation provided to similarly-situated chief executive officers of the companies in our compensation peer group, as adjusted by its consideration of the particular factors influencing our performance.
Chief Executive Officer Compensation Philosophy
At The Trade Desk, our executive compensation philosophy is anchored in long-term stockholder value creation.

In 2021, the Company awarded a ten-year stock-based performance grant to our CEO, Jeff Green. This award vests only upon achievement of certain share price targets with the first two tranches having vested and the next tranche vesting at $145 and the highest tranche vesting at $340.

The Committee, in conjunction with outside advisors, annually evaluates the effectiveness of the CEO compensation program including evaluating whether to recommend an annual equity grant. We believe the Performance Option continues to be effective in incentivizing our CEO to drive innovation and strive for strong growth over the remainder of the ten-year term. We also recognize the importance of maintaining a baseline annual compensation level sufficient to provide consistent motivation as market conditions vary from year to year.

In 2023, the Committee granted an annual equity award to our CEO. There were no such grants in 2022 or 2024. The Committee plans to recommend an annual grant for Mr. Green in 2025 and expects it is likely to do so in subsequent years to ensure consistent alignment between CEO incentives and stockholder outcomes.

We recognize that our program differs from the “one size fits all” approach often promoted by major proxy advisory firms. In our view, these frameworks fail to account for the specific context and long-term vision of founder-led companies like The Trade Desk.

This long-term philosophy is not exclusive to our executive team. Across the Company, we prioritize stock-based compensation that vests over several years. This encourages employees to think and act like owners, because they are.

We believe this approach has been critical to our ability to consistently deliver strong stockholder returns during our eight years as a public company.
Executive Compensation Governance
Role of the Compensation Committee
The compensation committee reviews and sets the compensation of our executive officers, including our NEOs, and reviews and makes recommendations to our board of directors regarding the compensation of our non-employee directors. The compensation committee also reviews and approves or makes recommendations to our board of directors regarding our incentive compensation and equity-based plans and arrangements, including overseeing and evaluating the compensation plans, policies and practices applicable to our CEO and our other executive officers. The compensation committee retains a compensation consultant (described below) to provide support in its review and assessment of our executive compensation program.
Compensation-Setting Process
The compensation committee reviews the compensation arrangements and determines the target total direct compensation opportunity for our executive officers, including our NEOs. A short-term annual cash incentive award plan for the upcoming fiscal year is adopted prior to the beginning of each year, typically in December. Equity awards are typically granted annually. In 2024, equity awards were granted to our executive officers, including our NEOs other than Mr. Green (our CEO, who did not receive an equity award grant in 2024), in April. Base salary adjustments are generally effective at the beginning of January of each year.
The compensation committee does not use a single method or measure in arriving at its compensation decisions. When making its determinations with respect to the amount of each compensation element and approving each compensation element and the target total direct compensation opportunity for our executive officers, the compensation committee considers the following factors:
•our performance against the financial and operational objectives established by the compensation committee and our board of directors;
•each individual executive officer’s skills, experience and qualifications relative to other similarly-situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;
•the scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;
•the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team, all of which reflect our core values;
•annual compensation parity among our executive officers;
•our financial performance relative to our peers;
•the compensation practices of our compensation peer group and the positioning of each executive officer’s compensation relative to peer company compensation levels and the compensation levels in selected broad-based compensation surveys; and

•the recommendations of our CEO with respect to the compensation of our other executive officers.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor is the impact of any factor on the determination of pay levels quantifiable.
Role of Chief Executive Officer
In discharging its responsibilities, the compensation committee works with members of our management, including our CEO. Our management assists the compensation committee by providing information on corporate and individual performance, market compensation data and management's perspective on compensation matters. The compensation committee solicits and reviews our CEO’s recommendations and proposals with respect to adjustments to annual cash compensation opportunities, long-term incentive compensation opportunities, program structures and other compensation-related matters for each of our executive officers (other than with respect to his own compensation).
The compensation committee reviews and discusses these recommendations and proposals with our CEO and considers them as one factor in determining the compensation for our executive officers, including our other NEOs. Our CEO recuses himself from, and is not present during, discussions and decisions regarding his own compensation.
Role of Compensation Consultant
The compensation committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. For 2024, the compensation committee engaged Compensia, Inc., a national compensation consulting firm (“Compensia”), as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for senior executives and with the data analysis and selection of the compensation peer group. For 2024, the scope of Compensia’s engagement included, among other things:
•a review of our compensation philosophy and practices;
•the research, development, review, and updating of our compensation peer group;
•the review and analysis of the compensation for our executive officers, including our CEO and our other NEOs;
•the review of our incentive compensation plan design;
•the review and analysis of the compensation for our non-employee directors; and
•support on other ad hoc matters throughout the year.

The terms of Compensia’s engagement include reporting directly to the compensation committee and to the compensation committee chair. Compensia also coordinates with our management for data collection and job matching for our executive officers. The compensation committee has evaluated Compensia’s independence pursuant to the listing standards of the Nasdaq and the relevant SEC rules and has determined that no conflict of interest has arisen as a result of the work performed by Compensia. In addition, the compensation committee evaluates the independence of its other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors to ensure that their work for the compensation committee does not raise any conflicts of interest.
Competitive Positioning
For purposes of comparing our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a group of peer companies. This compensation peer group consists of advertising technology, software as a service and other technology companies that are similar to us in terms of revenue, profitability, growth and market capitalization.
In 2024, with the assistance of Compensia, the compensation committee reviewed and updated our compensation peer group to reflect our increasing market capitalization and revenue size, and account for acquisitions of peer companies. The companies in this compensation peer group were selected on the basis of their similarity to us, based on the following criteria:
•publicly traded companies headquartered in North America;
•similar industry and competitive market for talent (advertising, software, data and Internet software and services);

•similar annual revenue size with a median of approximately $3 billion;
•similar market capitalization with a median of approximately $27 billion;
•product and business model similarity;
•high growth (generally greater than 20% growth over the last four fiscal quarters); and
•high market capitalization to revenue multiple and high market capitalization to EBITDA multiple.
As a result, in February 2024, the compensation committee approved a revised compensation peer group for 2024 consisting of the following companies:

Cadence Design Systems	Roku
Cloudflare	ServiceNow
CrowdStrike Holdings	Shopify
Datadog	Snap
DocuSign	Snowflake
Fortinet	Splunk
HubSpot	Twilio
MongoDB	Workday
Okta	Zoom Video Communications
Palo Alto Networks	ZoomInfo Technologies
Pinterest	Zscaler
The compensation committee uses data drawn from our compensation peer group to evaluate the competitive market when determining the total direct compensation packages for our executive officers, including base salary, target short-term annual cash incentive award opportunities and long-term incentive compensation.
Individual Compensation Elements
In 2024, the principal elements of our executive compensation program, and the purposes for each element, were as follows:

Element	Compensation Element	Objective
Base Salary	Cash	Designed to attract and retain highly talented executives by providing fixed compensation amounts that are competitive in the market and reward performance
Short-Term Annual Cash Incentive Awards	Cash	Designed to motivate our executives to achieve annual business objectives and provide financial incentives when we meet or exceed these annual objectives
Long-Term Incentive Compensation	Equity awards in the form of restricted stock awards covering shares of our Class A common stock and options to purchase shares of Class A common stock	Designed to align the interests of our executives and our stockholders by motivating our executives to create sustainable long-term stockholder value
Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including our NEOs, and is an important element of compensation intended to attract and retain highly talented individuals.

Using the competitive market data provided by Compensia, the compensation committee reviews and determines appropriate adjustments to the base salaries for each of our executive officers, including our NEOs, as part of its annual executive compensation review. Generally, the compensation committee sets the base salaries of our executive officers with reference to the competitive range of the market median of our compensation peer group and relevant executive compensation survey data, and considers the factors described in “Executive Compensation Governance—Compensation-Setting Process” above.
In February and April 2024, the compensation committee approved the 2024 annual base salaries for our executive officers, including our NEOs, as follows: $1,200,000 for Mr. Green and $600,000 for Mr. Grant each of Mses. Schenkein and Jacobson. In making these decisions, the compensation committee considered the factors described in “Executive Compensation Governance—Compensation-Setting Process” above and reviewed data drawn from the compensation peer group as approved in February 2024 and relevant executive compensation survey data. The 2024 annual base salaries for our NEOs were increased relative to their 2023 annual base salaries as follows:

Name and Principal Position	2023 Annual Base Salary ($)	2024 Annual Base Salary ($)
Jeff T. Green	1,000,000	1,200,000
Chief Executive Officer
Laura Schenkein	575,000	600,000
Chief Financial Officer
Jay R. Grant	575,000	600,000
Chief Legal Officer
Samantha Jacobson	—	600,000
Chief Strategy Officer
The annual base salaries paid to our NEOs for 2024 are set forth in “Information Regarding Compensation of Executive Officers and Non-Employee Directors-2024 Summary Compensation Table.”
Short-Term Annual Cash Incentive Awards
We use a short-term annual cash incentive award plan to motivate our executive officers, including our NEOs, to achieve our key annual business objectives. In February 2024, the compensation committee adopted a short-term annual cash incentive plan for 2024 (the “2024 Cash Incentive Plan”) to provide financial incentives for us to meet or exceed the revenue targets established under our 2024 annual operating plan. The short-term annual cash incentive award payments are paid to our NEOs in quarterly installments no later than 60 days following the end of the applicable calendar quarter assuming the underlying performance measure is achieved for that quarter. Such quarterly installments are subject to a quarterly cap of 40% of the annual target with any cumulative overperformance paid out in the fourth quarter payment and the NEO’s continued employment through the end of the applicable calendar quarter.
Target Short-Term Annual Cash Incentive Award Opportunities
The target short-term annual cash incentive award opportunities for our executive officers, including our NEOs, were recommended to the compensation committee by our CEO (except with respect to his own target short-term annual cash incentive award opportunity), and approved by the compensation committee. The determination of target short-term annual cash incentive award opportunities was based on the factors described in “Executive Compensation Governance-Compensation-Setting Process” above and a review of data drawn from the compensation peer group as approved in February 2024 and relevant executive compensation survey data.
In February 2024, the compensation committee approved the target short-term annual cash incentive award opportunities for 2024 for our executive officers, including our NEOs. As a percentage of base salary, the target short-term annual cash incentive award opportunities were as follows: 200% for Mr. Green and 100% for Mr. Grant and Mses. Schenkein and Jacobson.
Performance Measure
For purposes of the 2024 Cash Incentive Plan, the compensation committee, upon the recommendation of our CEO, selected revenue as the corporate performance measure for determining the annual cash incentive awards for our executive officers, including our NEOs, for the year. The compensation committee selected this performance measure based on its belief that revenue was the financial metric that was most important to our stockholders in 2024.
Cash Incentive Plan Formula
For purposes of the 2024 Cash Incentive Plan, target short-term annual cash incentive award payments were determined based on a bonus factor applied against our actual revenue generated for the year.
The bonus factor for our CEO was set at 0.02207% of revenue if our revenue for the year was at least $2,175 million. The bonus factor increased with each incremental $10 million in revenue between $2,175 million and $2,475 million, at which point the bonus factor was set at 0.24242% of our total revenue. Our target performance level for 2024 was $2,335 million of revenue, producing a bonus factor of 0.10278%, which would result in a target short-term annual cash incentive award payment of $2,400,000 for our CEO (i.e., 200% of annual base salary for Mr. Green).
The bonus factor for each of our other NEOs was set at 0.00552% of revenue if our revenue for the year was at least $2,175 million. The bonus factor increased with each incremental $10 million in revenue between $2,175 million and $2,475 million, at which point the bonus factor was set at 0.06061% of our total revenue. Our target performance level for 2024 was $2,335 million of revenue, producing a bonus factor of 0.02570%, which would result in a target short-term annual cash incentive award payment of $600,000 for each NEO (i.e., 100% of annual base salary for Mr. Grant and Mses. Schenkein and Jacobson).
Annual Cash Incentive Award Payments
Based on $2,445 million of annual revenue and an averaged bonus factor of 0.21250% and 0.05313% for Mr. Green and the other NEOs, respectively, the aggregate actual cash incentive award payments earned under the 2024 Cash Incentive Plan, as paid on a quarterly basis, were $5,195,318 for Mr. Green and $1,298,829 for each of Ms. Schenkein, Mr. Grant and Ms. Jacobson. The short-term annual cash incentive award payments made to our NEOs for 2024 are set forth in “Information Regarding Compensation of Executive Officers and Non-Employee Directors-2024 Summary Compensation Table.”
Long-Term Incentive Compensation
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers, including our NEOs, to create value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.
Long-term incentive compensation opportunities in the form of equity awards are granted by the compensation committee. The amount and forms of such equity awards are determined by the compensation committee after considering the factors described in “Executive Compensation Governance-Compensation-Setting Process” above and reviewing data drawn from the compensation peer group, as approved in February 2024. Equity awards are granted to align management interests with that of our stockholders, as management is only rewarded when there is an increase in stockholder value. Multi-year-vesting is used for such equity awards for retention purposes and to foster long-term alignment with stockholder interests. The amounts of the equity awards are also intended to provide competitively-sized awards and resulting target total direct compensation opportunities at the 75th percentile relative to the competitive market for similar roles and positions for our executive officers as a group, taking into consideration business results, internal equity, experience and individual performance.
2024 Equity Awards
In April 2024, the compensation committee determined that the equity awards to be granted to our executive officers, including our NEOs, should be in the form of time-based restricted stock awards for shares of our Class A common stock (“RSAs”) and options to purchase shares of our Class A common stock (“Stock Options”).
In April 2024, the compensation committee approved a target equity amount of $10 million for each of Ms. Schenkein, Mr. Grant and Ms. Jacobson, split evenly between RSAs and Stock Options. There were no new equity awards approved for Mr. Green in 2024. The quantity of equity awards granted was based on the average closing stock price for a share of our Class A common stock for 45 consecutive trading days ending on, and including, the grant dates. Based on this methodology, in April 2024, Ms. Schenkein, Mr. Grant and Ms. Jacobson were each granted 60,074 of RSAs and options to purchase 121,684 of our Class A common stock, with an aggregate fair value of $9,740,467.

The RSAs vest in equal quarterly installments over a four-year period, with 1/16th of the shares subject thereto vesting on August 15, 2024, and 1/16th of the shares subject thereto vesting on each quarterly anniversary thereafter, contingent upon the NEO remaining continuously employed by us through each applicable vesting date.
The stock options vest and become exercisable over a four-year period, with 1/48th of the shares subject thereto vesting on each monthly anniversary of the applicable vesting commencement date, contingent upon the NEO remaining continuously employed by us through each applicable vesting date. The stock options granted to our NEOs are intended to qualify as “incentive stock options” to the maximum extent permitted under the applicable tax regulations.
These equity awards were granted pursuant to the terms and conditions of The Trade Desk, Inc. 2016 Incentive Award Plan (the “2016 Incentive Award Plan”).
The equity awards granted to our NEOs in 2024 are set forth in “Information Regarding Compensation of Executive Officers and Non-Employee Directors-2024 Summary Compensation Table,” and “Information Regarding Compensation of Executive Officers and Non-Employee Directors-2024 Grants of Plan-Based Awards Table.”
2021 CEO Performance Option
In recognition of the pivotal role Mr. Green has played in our growth and success since our founding and our initial public offering, our board of directors approved the grant of a market-based performance stock option (the “Performance Option”) to Mr. Green in October 2021. The Performance Option is a long-term, stockholder-aligned incentive that is intended to provide significant motivation to Mr. Green to continue to concentrate his efforts on building our business in a manner that ensures sustainable long-term valuation creation for our stockholders. To this end, the compensation committee, with the assistance of Compensia, designed the Performance Option such that it will only vest (and become exercisable) if the price per share of our Class A common stock reaches certain ambitious price goals, with the number of shares vesting (and becoming exercisable) for each tranche increased or decreased depending on our Class A common stock’s performance relative to the Nasdaq-100 Index, as further described below. With this design, the Performance Option only vests at ambitious targets where our stockholders have already accrued significant market value after the date of grant.
Under the Performance Option, if pre-established per share stock price targets for our Class A common stock (ranging from $90.00 to $340.00 per share) are achieved and certain other vesting conditions are satisfied, Mr. Green may purchase 16,000,000 shares of our Class A common stock (at target), subject to adjustment as discussed below. The exercise price for the Performance Option is $68.29 per share, which was the closing price of our Class A common stock on October 6, 2021, the grant date of the Performance Option. The number of shares of our Class A common stock otherwise purchasable under each vesting tranche of the Performance Option may be increased or decreased from target by up to 20% based on the relative TSR of our Class A common stock as compared to the TSR of the Nasdaq-100 Index. The resulting number of shares as so adjusted is referred to herein as the “Eligible Option Shares.”
The Performance Option was granted under the 2016 Incentive Award Plan. The shares of our Class A common stock subject to the Performance Option vest and become exercisable in eight tranches over a ten-year term following certification by our board of directors to the extent that the average closing price per share of our Class A common stock on the Nasdaq Global Select Market measured over any 30-consecutive-trading-day period equals or exceeds the applicable per-share stock price target, as set forth in the following table, subject to adjustment for dividends, stock splits, combinations, reorganizations, reclassifications, or similar events (the “Stock Price Achievements”):

		Number of Shares Subject to Performance Option
Vesting Tranche	Stock Price Achievement Vesting Condition ($)	<50th Percentile against Nasdaq‑100 Index	Target Shares(1)	>75th Percentile against Nasdaq‑100 Index
1	90.00	1,600,000	2,000,000	2,400,000
2	115.00	1,600,000	2,000,000	2,400,000
3	145.00	1,600,000	2,000,000	2,400,000
4	185.00	1,600,000	2,000,000	2,400,000
5	225.00	1,600,000	2,000,000	2,400,000
6	260.00	1,600,000	2,000,000	2,400,000
7	300.00	1,600,000	2,000,000	2,400,000
8	340.00	1,600,000	2,000,000	2,400,000

(1) If the applicable Stock Price Achievement falls between the 50th and 75th percentiles of the Nasdaq-100 Index, the number of Eligible Option Shares that will vest (and become exercisable) will be interpolated on a linear basis, as described below.
The number of Target Shares set forth in the table above may be increased or decreased, based on the greatest result of three tests tied to our stock price performance relative to performance of the companies comprising the Nasdaq‑100 Index as of the grant date. The number of Eligible Option Shares that will vest with respect to each Vesting Tranche if the applicable Stock Price Achievement is met will be 2,000,000 shares, with the possibility of an adjustment (either an increase or a decrease) of up to 400,000 shares for each respective Vesting Tranche. If the applicable Stock Price Achievement falls above the 75th percentile of the Nasdaq-100 Index, the number of Eligible Option Shares that will vest will be increased by 400,000 shares. If the applicable Stock Price Achievement falls below the 50th percentile of the Nasdaq-100 Index, the number of Eligible Option Shares that will vest will be decreased by 400,000 shares. If the applicable Stock Price Achievement falls between the 50th and 75th percentiles of the Nasdaq-100 Index, the number of Eligible Option Shares that will vest will be adjusted using linear interpolation between a 0% adjustment (at the 50th percentile) and a +20% adjustment (at the 75th percentile).
For the first four years following the date of grant of the Performance Option, the Eligible Option Shares will vest (and become exercisable) with respect to each Vesting Tranche subject to Mr. Green’s continued service as our CEO as of the applicable vesting date; thereafter, the Eligible Option Shares vest (and become exercisable) with respect to each Vesting Tranche subject to Mr. Green’s continued service as of the applicable vesting date as our CEO or in another role to be determined by our board of directors. In the event of a Change in Control (as defined in the 2016 Incentive Award Plan) that occurs prior to the full vesting of the Performance Option, the number of Eligible Option Shares that will vest will be determined based on the per-share consideration for the Class A common stock received in such Change in Control, as determined by the compensation committee, in accordance with the table above, using linear interpolation in the event such per-share consideration is between the levels in the table above. Any remaining shares will be forfeited as of immediately prior to such Change in Control.
In the event of a Qualifying Termination (as defined in the Performance Stock Option Award Agreement for the Performance Option (the “Award Agreement”)) that occurs prior to the full vesting of the Performance Option, the applicable vesting period will continue for nine months from the date of the Qualifying Termination, with the Eligible Option Shares being eligible to vest in the event the applicable stock price goal is achieved during such extended vesting period, and any remaining unvested shares will be forfeited as of nine months following the Qualifying Termination.
In the event of a termination of employment due to death or disability (as defined in the Award Agreement) that occurs prior to the full vesting of the Performance Option and that occurs on or before the four-year anniversary of the grant date, the number of Eligible Option Shares that will vest will be determined by measuring the Stock Price Achievement through the date of cessation of continued service, and, if such Stock Price Achievement is less than the stock price goal for the lowest unvested tranche but greater than the next lowest tranche, a number of Eligible Option Shares will vest, calculated using linear interpolation between the Stock Price Achievement through the cessation date and the stock price goal of the next lowest tranche (the “Incrementally Achieved Goal”). Any remaining unvested shares, including the remaining unvested shares in the tranche of the Incrementally Achieved Goal, remain eligible for vesting pursuant to the Qualifying Termination provision in the Award Agreement. In the event of a termination of employment due to death or disability (as defined in the Award Agreement) that occurs prior to the full vesting of the Performance Option and after the four-year anniversary of the grant date, the Target Shares for the lowest unvested tranche will fully vest as of the date of cessation, without application of the relative TSR modifier. Any remaining unvested shares remain eligible for vesting pursuant to the Qualifying Termination provision in the Award Agreement, as described above.
Without limiting the applicability of the Company’s Policy for Recovery of Erroneously Awarded Compensation (described below), in the event of a material restatement of our financial statements during the term of the Performance Option, Eligible Option Shares will be subject to a clawback at the board of directors’ discretion if then-applicable law or the rules or listing standards of the applicable national securities exchange include a clawback provision, Mr. Green knowingly and intentionally engaged in gross misconduct that led to such restatement, and if, as a result of such restatement, one or more Stock Price Achievements was achieved that otherwise would not have been achieved. All shares of our Class A common stock acquired upon exercise of the Eligible Option Shares are subject to a one-year holding period that begins on the date that the related option tranche vested (the “Holding Period”), subject to exceptions for dispositions of shares in connection with an exercise of the Eligible Option Shares solely to cover withholding tax obligations in connection with such exercise and transfers to Mr. Green’s immediate family (as defined in the Award Agreement), for estate planning purposes, or in connection with charitable or philanthropic activities. The term of the applicable Holding Period will continue to apply following such permitted transfers.

As of the date of this Proxy Statement, 4,800,000 Eligible Option Shares related to Vesting Tranches 1 and 2 vested in 2021 and 2024, respectively, based on the achievement of the stock price goals discussed above. No other Stock Price Achievement has occurred.
Employee Benefits
Our executive officers, including our NEOs, are eligible to receive the same employee benefits that are generally available to all our full-time employees, subject to the satisfaction of certain eligibility requirements. These benefits include health and welfare plans, paid time off, an Employee Stock Purchase Plan (excluding Mr. Green), and a Section 401(k) retirement savings plan. We match 75% up to 6% of pay contributed to the Section 401(k) retirement savings plan each year. Other benefits include cell phone allowances to enable a hybrid work environment. Our executive officers, including our NEOs, are eligible to participate in these plans on the same terms as other full-time employees. Our NEOs are also eligible for certain executive-only health benefits. In structuring these benefit programs, we seek to provide an aggregate level of benefits that are comparable to those provided by similar companies.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our executive officers, including our NEOs, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, for recruitment and retention purposes or to ensure their safety and security.
To address safety concerns given Mr. Green’s position as our founder and CEO and his importance to the Company, we have paid for costs related to certain security services for Mr. Green, which we believe represent reasonable and necessary business expenses for the benefit of the Company. Although we do not consider the provision of security services to be a personal benefit to Mr. Green, we have included the aggregate incremental cost to the Company of providing these services in the “All Other Compensation” column of the 2024 Summary Compensation Table below.
Personal Aircraft Travel
We maintain fractional ownership interests in aircraft, which provide the Company with a certain number of annual flight hours intended primarily for business travel. As we own an interest in and maintain these aircraft for business purposes, we believe it is reasonable to afford our Chief Executive Officer limited personal use of the company aircraft consistent with regulations of the Internal Revenue Service, the SEC and the Federal Aviation Administration.
Pursuant to an aircraft use policy overseen by our compensation committee, which sets forth the guidelines and procedures for the personal use of company aircraft, Mr. Green is required to reimburse the Company for all aggregate incremental costs incurred in connection with the personal use of company aircraft. The aggregate incremental costs are based on the cost to us of the particular flights, including the applicable hourly rate for the aircraft and any variable costs of the flights, such as fuel costs, ground transportation and related taxes. The amount reimbursed excludes fixed costs that do not change based on actual usage, such as the monthly management fee.
No amounts are reported in the 2024 Summary Compensation Table for this aircraft use by Mr. Green since the amounts equal to the aggregate incremental costs were fully reimbursed to us by Mr. Green.
In the future, we may provide perquisites or other personal benefits in limited circumstances. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee.
Other Compensation Policies and Practices
Insider Trading Policy
We have adopted our insider trading policy to govern the purchase, sale and other dispositions of our securities by directors, officers and employees. These policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards.
Our insider trading policy provides that our employees, including our executive officers, and the non-employee members of our board of directors may not trade any type of security while in possession of material, non-public information (“MNPI”) relating to such security, whether the issuer of such security is the Company or any other company. In addition, our insider trading policy prohibits the purchase or sale of any security of the Company during specified restricted periods that generally begin on the 14th calendar day before the end of any fiscal quarter and end after the first full trading day after the public release of our earnings data. There are limited exceptions to these restricted trading periods, such as exercises of stock options without a market sale or trades made pursuant to an established plan intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) of the Exchange Act. Our insider trading policy includes restrictions regarding direct or indirect communications of MNPI to anyone outside the Company. Our insider trading policy also prohibits all of our employees, executive officers and directors from engaging in derivative securities transactions, including hedging, with respect to our equity securities and from pledging our equity securities as collateral for a loan or holding our securities in a margin account.
The foregoing summary of our insider trading policy and procedures is not complete and is qualified by reference to our full insider trading policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year 2024 filed with the SEC on February 21, 2025.
Practices for Grants of Options
Grants of options to purchase our Class A common stock, including for our NEOs, are generally based upon a predetermined schedule each year as a part of the annual compensation process described above in “Executive Compensation Governance” and “Long-Term Compensation.” If additional long-term incentive compensation is determined to be appropriate, our board of directors, compensation committee or applicable designee approves any annual grants of options for continuing employees in the second fiscal quarter commensurate with the prescheduled board and committee meetings. The grant dates of these options are generally selected so as not to be within a short period of time, as described in the SEC’s Staff Accounting Bulletin 120 (“SAB 120”), prior to the release of MNPI such as on Forms 8-K, 10-Q or 10-K. Grants of options may occur at other times during the year due to business needs, such as for a newly hired employees or officers or newly appointed board members. The board of directors, compensation committee, or applicable designee does not anticipate the timing of disclosure of MNPI when determining the timing and terms of such awards, and we do not time the release of MNPI for the purpose of affecting the value of executive compensation. Generally, exercise prices are based on the closing price of the underlying common stock on the grant date, subject to the applicable rules for NSOs and ISOs under the 2016 Incentive Award Plan. Vesting dates for options typically follow a standard monthly cadence and are not timed to anticipate the release of MNPI.
There were no grants of options to our NEOs within 4 business days before or 1 business day after the release of MNPI on Forms 8-K, 10-Q or 10-K in the year ended 2024. As such, no table of such grants is presented under SEC Regulation S-K 402(x).
Stock Ownership Guidelines
We maintain stock ownership guidelines to promote share ownership by our executive officers. Under the guidelines, our executive officers are to attain and maintain a minimum share ownership level of our common stock equal to a multiple of his or her base salary within the later of five years of becoming an executive officer, or December 31, 2023, as follows:

Position	Ownership Requirement
Chief Executive Officer	6x Annual Base Salary
Other Executive Officers	1x Annual Base Salary
All of the covered individuals are either in compliance with our stock ownership guidelines or have a period of time remaining to meet the required ownership level.
Compensation Recovery (“Clawback”) Policy
Our board of directors has adopted the Company’s Policy for Recovery of Erroneously Awarded Compensation (“clawback policy”), effective as of October 2, 2023, applicable to our current and former executive officers, as defined in Exchange Act Rule 10D-1(d), in accordance with SEC rules and the applicable Nasdaq listing standards. This clawback policy applies to incentive-based compensation that is granted, earned or vested wholly or in part upon attainment of one or more financial reporting measures (each, “Financial Reporting Measure”) that is received by an executive officer (1) after beginning service as an executive officer, (2) who served as an executive officer at any time during the performance period for that compensation and (3) during the three completed fiscal years immediately preceding the date on which the Company concludes, or reasonably should have concluded, that the Company is required to prepare a restatement with respect to any such Financial Reporting Measure. The clawback policy provides that, in the event of a restatement of our financial statements due to material noncompliance with financial reporting requirements, the administrator of the clawback policy will recover (subject to limited exceptions) the amount (as determined on a pre-tax basis) of incentive-based compensation erroneously received by an executive officer (i.e., in the event that the amount of such compensation was calculated based on the achievement of certain financial results that were subsequently revised due to the restatement, and the amount of the incentive-based compensation that would have been earned by such executive officer had the financial results been properly reported would have been lower than the amount actually paid).
Tax and Accounting Considerations
Deductibility of Executive Compensation
Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (“Section 162(m)”) disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified current and former executive officers. These executive officers include our chief executive officer, chief financial officer, and any employee who is among the three highest compensated executive officers for the taxable year (other than the chief executive officer and chief financial officer), regardless of whether the executive officer is serving at the end of the public company’s taxable year and regardless of whether the executive officer’s compensation is subject to disclosure for the last completed fiscal year under the applicable SEC rules (a “Covered Employee”). In addition, once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.
While we may take into account deductibility of compensation when making compensation decisions, our compensation committee believes that stockholder interests are best served if our compensation committee retains maximum flexibility to design an executive compensation program that meets stated business objectives. Therefore, our compensation committee has approved base salaries and other compensation awards for our executive officers that may not be fully deductible because of the deduction limit of Section 162(m) and expects in the future to approve additional compensation that is not deductible for federal income tax purposes.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Compensation Risk Assessment
Our compensation committee assesses and considers the potential risks associated with the compensation program for our executive officers and employees. Based upon this assessment, our compensation committee believes that our compensation plans, policies and practices for our NEOs and other employees do not create risks that are reasonably likely to have a material adverse effect on our Company.

INFORMATION REGARDING COMPENSATION OF
EXECUTIVE OFFICERS AND NON-EMPLOYEE DIRECTORS
Executive Compensation
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned program summarized in this discussion.
2024 Summary Compensation Table
The following table sets forth information regarding the total compensation, for services rendered in all capacities, that was paid or awarded to or earned by our NEOs during the fiscal years ended December 31, 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeff T. Green	2024	1,200,000	—	—	—	5,195,318	360,981	6,756,299
Chief Executive Officer	2023	1,000,000	—	13,096,634	13,097,280	4,777,916	34,631	32,006,461
	2022	990,000	—	—	—	1,885,455	2,564,581	5,440,036
Laura Schenkein (5)	2024	600,000	—	4,870,199	4,870,268	1,298,829	24,504	11,663,800
Chief Financial Officer	2023	521,329	—	4,928,457	4,928,599	1,102,061	24,833	11,505,279
Jay R. Grant	2024	600,000	—	4,870,199	4,870,268	1,298,829	33,119	11,672,415
Chief Legal Officer	2023	575,000	—	4,714,781	4,714,995	1,373,651	33,885	11,412,312
	2022	550,000	—	3,043,670	3,043,514	942,727	25,431	7,605,342
Samantha Jacobson	2024	600,000	—	4,870,199	4,870,268	1,298,829	23,667	11,662,963
Chief Strategy Officer
(1)Amounts reported reflect the aggregate grant-date fair value of the RSAs or Restricted Stock Units (“RSUs”) granted to our NEOs during 2024, 2023 and 2022, as applicable, calculated in accordance with ASC Topic 718. Such aggregate grant-date fair values do not take into account any estimated forfeitures related to service-based vesting conditions and were based on the fair value of our common stock on the date of grant, which was determined as the closing market price per share of our Class A common stock on the date of grant. Additional information regarding these RSAs or RSUs, as applicable, is set forth in the “2024 Grants of Plan-Based Awards Table” and the “2024 Outstanding Equity Awards at Fiscal Year End Table.” For additional information, refer to Notes 2 and 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 21, 2025 (the “2024 Annual Report”). The amounts reported in this column reflect the accounting cost for the RSAs or RSUs and do not correspond to the actual economic value that may be received by the NEOs upon the vesting or settlement of the RSAs or RSUs.
(2)Amounts reported reflect the aggregate full grant-date fair value of the Stock Options granted to our NEOs during 2024, 2023 and 2022, as applicable, calculated in accordance with ASC Topic 718. The aggregate grant-date fair values for the Stock Options were based on the Black-Scholes option valuation methodology. Such aggregate grant-date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. Additional information regarding these Stock Options is set forth in the “2024 Grants of Plan-Based Awards Table” and the “2024 Outstanding Equity Awards at Fiscal Year End Table.” For additional information, refer to Notes 2 and 10 to our audited consolidated financial statements included in our 2024 Annual Report. The amounts reported in this column reflect the accounting cost for the Stock Options and do not correspond to the actual economic value that may be received by our NEOs upon the exercise of the Stock Options.
(3)Amounts reported represent cash incentive awards earned by our NEOs under our short-term annual cash incentive award plan. For additional information about the payments made in 2024, see “Compensation Discussion and Analysis—Individual Compensation Elements—Short-Term Annual Cash Incentive Awards.” Ms. Schenkein’s 2023 incentive compensation payment of $1,102,061 reflects the proration of her salaries and bonus targets from her prior roles in 2023 as Executive Vice President, Financial Planning & Analysis and Senior Vice President, Financial Planning & Analysis.
(4)Amounts represent our Section 401(k) matching contributions for our NEOs, cell phone and internet allowances, term life insurance and executive health benefits. Additionally, for Mr. Green, the 2024 amount reported included $336,163 paid by us for his personal security arrangements under our Global Security & Resilience Program. For more information regarding these security arrangements, see the section entitled “—Compensation Discussion and Analysis

—Perquisites and Other Personal Benefits” above. For Mr. Green, the 2023 and 2022 amounts reported included the following items: (i) a tax equalization payment in connection with the International Assignment Agreement in the amount of $6,541 and $2,214,378, respectively, and (ii) an income tax gross up bonus in connection with such tax equalization payment in the amount of $3,950 and $329,614, respectively.
(5)During 2023, Ms. Schenkein was the Executive Vice President, Financial Planning & Analysis and Senior Vice President, Financial Planning & Analysis at the Company prior to her appointment to Chief Financial Officer effective June 1, 2023. Her 2023 base salary and short-term annual cash incentive compensation payment were pro-rated to reflect her salaries and short-term annual cash incentive compensation before and after her appointment to Chief Financial Officer.

2024 Grants of Plan-Based Awards Table
The following table provides information about the plan-based awards granted in 2024 to each of our NEOs.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target		All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock Options and Awards
Name		($)(1)		(#)	(#)	($/Sh)	($)(2)
Jeff T. Green	N/A	2,400,000	(3)	—	—	—	—

Laura Schenkein	N/A	600,000	(3)	—	—	—	—
	4/23/2024	—		60,074	—	—	4,870,199
	4/23/2024	—		—	121,684	81.07	4,870,268
Jay R. Grant	N/A	600,000	(3)	—	—	—	—
	4/23/2024	—		60,074	—	—	4,870,199
	4/23/2024	—		—	121,684	81.07	4,870,268
Samantha Jacobson	N/A	600,000	(3)	—	—	—	—
	4/23/2024	—		60,074	—	—	4,870,199
	4/23/2024	—		—	121,684	81.07	4,870,268

(1)Amount reported represents the potential target short-term annual cash incentive award opportunity under our 2024 Cash Incentive Plan. No threshold or maximum payouts were established under our 2024 Cash Incentive Plan, and accordingly, the sub-columns Threshold ($) and Maximum ($) are not applicable and have not been presented. Additional information regarding the 2024 Cash Incentive Plan is set forth in “Compensation Discussion and Analysis - Individual Compensation Elements - Annual Cash Incentive Awards” above.
(2)Amounts reported represent the aggregate grant-date fair values of the equity awards calculated in accordance with ASC Topic 718. All equity awards were granted under the 2016 Incentive Award Plan. The aggregate grant-date fair values for the RSAs were based on the fair value of our common stock on the date of grant, which was determined as the closing market price per share of our Class A common stock on the date of grant. The aggregate grant-date fair value for the Stock Options was based on the Black-Scholes option valuation methodology. This calculation is performed for accounting purposes and reported in the table. However, our NEOs may never realize any value from their equity awards. For additional information, refer to Notes 2 and 10 to our audited consolidated financial statements included in our 2024 Annual Report.
(3)For additional information regarding the actual cash incentive compensation earned, including any pro-rated amounts, refer to the 2024 Summary Compensation Table above.

2024 Outstanding Equity Awards at Fiscal Year-End Table
The following table summarizes the number of shares of common stock underlying outstanding equity awards for each NEO as of December 31, 2024. The equity awards below are subject to certain vesting acceleration provisions as provided in the applicable NEO’s employment agreement, as discussed in “Executive Compensation Arrangements” and the “Potential Payments Upon Termination or Change in Control Table.”

			Option Awards							Stock Awards
Name	Grant Date (2)	Vesting Commence- ment Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Jeff T. Green	4/29/2021	12/29/2024	—	1,330	(3)			82.388	4/29/2026	—		—
	4/29/2021	4/29/2021	198,940	16,780	(4)			74.898	4/29/2031	—		—
	10/6/2021	10/6/2021	3,385,150	—		14,400,000	(6)	68.290	10/6/2031	—		—
	4/24/2023	4/24/2023	14,380	201,316	(8)			61.460	4/24/2033	133,183	(13)	15,652,998
Laura Schenkein	4/20/2018	4/20/2018	20,000	—				5.413	4/20/2028	—		—
	2/20/2019	2/20/2019	83,720	—				15.009	2/20/2029	—		—
	5/15/2020	5/15/2020	27,190	—				30.001	5/15/2030	—		—
	4/28/2021	4/28/2021	7,710	720	(8)			74.637	4/28/2031	440	(5)	51,713
	3/2/2022	3/2/2022	18,464	8,394	(8)			82.260	3/2/2032	5,077	(7)	596,700
	4/26/2022	4/26/2022	19,644	9,823	(8)			59.570	4/26/2032	6,843	(10)	804,258
	4/24/2023	4/24/2023	28,759	40,263	(8)			61.460	4/24/2033	26,637	(12)	3,130,647
	6/1/2023	6/1/2023	19,541	32,569	(8)			73.260	6/1/2033	19,700	(13)	2,315,341
	4/23/2024	4/23/2024	20,280	101,404	(8)			81.070	4/23/2034	52,565	(15)	6,177,964
Jay R. Grant	4/28/2021	4/28/2021	—	5,120	(8)			74.637	4/28/2031	4,480	(9)	526,534
	4/26/2022	4/26/2022	—	27,503	(8)			59.570	4/26/2032	19,161	(14)	2,251,992
	4/24/2023	4/24/2023	—	72,474	(8)			61.460	4/24/2033	47,946	(13)	5,635,093
	4/23/2024	4/23/2024	20,280	101,404	(8)			81.070	4/23/2034	52,565	(15)	6,177,964
Samantha Jacobson	3/17/2021	3/8/2021	—	620	(16)			77.151	3/17/2031	1,600	(11)	188,048
	3/2/2022	3/2/2022	—	—				—	—	6,498	(7)	763,710
	4/26/2022	4/26/2022	—	5,894	(8)			59.570	4/26/2032	4,106	(10)	482,578
	4/24/2023	4/24/2023	—	36,237	(8)			61.460	4/24/2033	23,973	(12)	2,817,547
	4/23/2024	4/23/2024	—	101,404	(8)			81.070	4/23/2034	52,565	(15)	6,177,964

(1)Market value based upon the closing price of a share of our Class A common stock ($117.53) on December 31, 2024.
(2)Awards were granted under the 2016 Incentive Award Plan.
(3)Represents a stock option that vests and becomes exercisable with respect to one-fourth (1/4th) of the shares of Class A common stock subject thereto on each monthly anniversary of the vesting commencement date (rounded down to the nearest share until the last vesting date), in each case, subject to Mr. Green’s continued employment through the applicable vesting date.
(4)Represents a stock option that vests and becomes exercisable as follows: (1) with respect to 162,780 of the shares of Class A common stock subject to the option (the 2021 NSO Tranche I Shares), one-thirty-sixth (1/36th) of the 2021 NSO Tranche I Shares shall vest and become exercisable on each of the first thirty-six (36) monthly anniversaries of the Vesting Commencement Date (rounded down to the nearest 2021 NSO Tranche I Share on each vesting date that occurs during any twelve month period until the last vesting date to occur during such twelve month period, with any remaining shares that would have otherwise vested during such twelve month period vesting on such last vesting date, such that the option will vest and become exercisable with respect to a total of 54,260 2021 NSO Tranche I Shares during each of the twelve month periods ending April 29, 2022, 2023 and 2024, respectively), (2) with respect to 36,160 of the shares of Class A common stock subject to the option (the 2021 NSO Tranche II Shares), one-eighth (1/8th) of the 2021 NSO Tranche II Shares shall vest and become exercisable on each monthly anniversary of the Vesting Commencement Date commencing on the thirty-seventh (37th) monthly anniversary of the Vesting Commencement Date and continuing through and including the forty-fourth (44th) monthly anniversary of the Vesting Commencement Date, and (3) with respect to 16,780 of the shares subject to the option (the 2021 NSO Tranche III Shares), 4,190 of the 2021 NSO Tranche III Shares shall vest and become exercisable on each monthly anniversary of the Vesting Commencement Date commencing on the forty-fifth (45th) monthly anniversary of the Vesting Commencement Date and continuing through and including the forty-seventh (47th) monthly anniversary of the

Vesting Commencement Date and 4,210 of the 2021 NSO Tranche III Shares shall vest and become exercisable on the forty-eighth (48th) monthly anniversary of the Vesting Commencement Date, in each case, subject to Mr. Green’s continued employment through the applicable vesting date.
(5)Represents RSUs vesting with respect to one-sixteenth (1/16th) of the shares subject thereto on August 15, 2021, and the remainder of the shares subject thereto vesting ratably over fifteen (15) quarters on each quarterly anniversary thereafter, subject to the applicable NEOs continued employment through the applicable vesting date.
(6)Represents the Performance Option. In December 2021, 2,400,000 shares of our Class A common stock subject to the Performance Option vested as a result of the achievement of the first stock price tranche and achievement of our stock price compared to the Nasdaq-100 Index at more than the 75th percentile. In November 2024, 2,400,000 shares of our Class A common stock subject to the Performance Option vested as a result of the achievement of the second stock price tranche and achievement of our stock price compared to the Nasdaq-100 Index at more than the 75th percentile. See “Compensation Discussion and Analysis – Individual Compensation Elements - Long-Term Incentive Compensation - 2021 CEO Performance Option.”
(7)Represents RSUs vesting with respect to one-sixteenth (1/16th) of the shares subject thereto on May 15, 2022, and the remainder of the shares subject thereto vesting ratably over fifteen (15) quarters on each quarterly anniversary thereafter, subject to the applicable NEOs continued employment through the applicable vesting date.
(8)Represents stock options vesting with respect to one-forty-eighth (1/48th) of the shares of Class A common stock subject thereto on each monthly anniversary of the vesting commencement date, subject to the applicable NEOs continued employment through the applicable vesting date.
(9)Represents RSAs vesting with respect to one-sixteenth (1/16th) of the shares subject thereto on August 15, 2021, and the remainder of the shares subject thereto vesting ratably over fifteen (15) quarters on each quarterly anniversary thereafter, subject to the applicable NEOs continued employment through the applicable vesting date.
(10)Represents RSUs vesting with respect to one-sixteenth (1/16th) of the shares subject thereto on August 15, 2022, and the remainder of the shares subject thereto vesting ratably over fifteen (15) quarters on each quarterly anniversary thereafter, subject to the applicable NEOs continued employment through the applicable vesting date.
(11)Represents RSUs vesting with respect to one-fourth (1/4th) of the shares subject thereto on February 15, 2022, and the remainder of the shares subject thereto vesting ratably over twelve (12) quarters on each quarterly anniversary thereafter, subject to the applicable NEOs continued employment through the applicable vesting date.
(12)Represents RSUs vesting with respect to one-sixteenth (1/16th) of the shares subject thereto on August 15, 2023, and the remainder of the shares subject thereto vesting ratably over fifteen (15) quarters on each quarterly anniversary thereafter, subject to the applicable NEOs continued employment through the applicable vesting date.
(13)Represents RSAs vesting with respect to one-sixteenth (1/16th) of the shares subject thereto on August 15, 2023, and the remainder of the shares subject thereto vesting ratably over fifteen (15) quarters on each quarterly anniversary thereafter, subject to the applicable NEOs continued employment through the applicable vesting date.
(14)Represents RSAs vesting with respect to one-sixteenth (1/16th) of the shares subject thereto on August 15, 2022, and the remainder of the shares subject thereto vesting ratably over fifteen (15) quarters on each quarterly anniversary thereafter, subject to the applicable NEOs continued employment through the applicable vesting date.
(15)Represents RSAs vesting with respect to one-sixteenth (1/16th) of the shares subject thereto on August 15, 2024, and the remainder of the shares subject thereto vesting ratably over fifteen (15) quarters on each quarterly anniversary thereafter, subject to the applicable NEOs continued employment through the applicable vesting date.
(16)Represents stock options vesting with respect to one-fourth (1/4th) of the shares of Class A common stock subject thereto on the first anniversary of the vesting commencement date and with respect to one-forty-eighth (1/48th) of the shares of Class A common stock subject thereto on each monthly anniversary of the vesting commencement date thereafter, subject to the applicable NEO’s continued employment through the applicable vesting date.

2024 Option Exercises and Stock Vested Table
The following table sets forth information with respect to our NEOs concerning the exercise of stock options and vesting of stock awards during the year ended December 31, 2024.

	Option Exercises		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jeff T. Green	1,607,147	81,496,741	80,193	7,356,148
Laura Schenkein	139,827	14,866,037	37,166	3,651,180
Jay R. Grant	173,511	6,363,519	55,020	5,389,387
Samantha Jacobson	48,490	1,826,748	27,153	2,709,722

(1)Based upon the closing price of a share of our Class A common stock on the date of exercise, which ranged from $82.56 to $132.53 per share, less the exercise price of the associated stock option multiplied by the number of shares of our Class A common stock exercised.
(2)Based upon the closing price of a share of our Class A common stock on the date of vesting, which ranged from $75.71 to $118.15 per share, multiplied by the number of shares of our Class A common stock that vested.
Executive Compensation Arrangements
Current Executive Employment Agreements
We have entered into executive employment agreements with our CEO and each of our other NEOs that provide for “at will” employment, meaning that either we or the NEO may terminate the employment relationship at any time without cause.
Employment Agreement with Mr. Green
Mr. Green’s base salary under his 2017 employment agreement is subject to annual review and adjustment by our board of directors and was $1,200,000 for 2024. Mr. Green was eligible to earn a short-term annual cash incentive award with a target amount equal to 200% of his base salary for 2024, which was payable in quarterly installments within sixty (60) days after the end of each calendar quarter. Mr. Green is also eligible to participate in the employee benefit plans available to our employees, apart from the ESPP, subject to the terms of those plans.
Mr. Green’s 2017 employment agreement provides that, in the event that his employment is terminated by us without “cause” (as defined in his employment agreement) or Mr. Green resigns for “good reason” (as defined in his employment agreement), in either case, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to 1.5 times the sum of (x) his then-current base salary and (y) his target annual cash incentive bonus for the year of termination; (ii) a pro-rated short-term annual cash incentive bonus based on actual Company performance through the date of termination; (iii) acceleration of all time-based equity awards held by Mr. Green in which he would have vested if he had remained employed for an additional eighteen (18) months (for the treatment of Mr. Green’s Performance Option in connection with certain qualifying terminations of employment, please see “Compensation Discussion and Analysis – Individual Compensation Elements - Long-Term Incentive Compensation - 2021 CEO Performance Option”); and (iv) if he is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of eighteen (18) months following termination or the end of Mr. Green’s COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to him had he remained employed with us.
In lieu of the payments and benefits described in the preceding paragraph, in the event that Mr. Green’s employment is terminated by us without cause or Mr. Green resigns for good reason, in either case within three months prior to or twenty-four (24) months following a “change in control” (as defined in his employment agreement) of the Company, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum cash payment equal to 3.0 times the sum of (x) his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) and (y) his target annual cash incentive bonus; (ii) a pro-rated short-term annual cash incentive bonus based on target Company performance through the date of termination; (iii) full acceleration of all time-based equity awards held by Mr. Green (for the treatment of Mr. Green’s Performance Option in connection with a Change in Control, please see “Compensation Discussion and Analysis – Individual Compensation Elements - Long-Term Incentive Compensation- 2021 CEO Performance Option”); and (iv) if he is participating in our group health plan immediately prior to his termination, a lump sum cash payment equal to the amount that we would have made to provide health insurance to him had he remained employed with us for an additional thirty-six (36) months.
In addition, Mr. Green remains bound by certain restrictive covenants, including non-competition and non-solicitation provisions, which have been incorporated by reference into the 2017 employment agreement from his prior employment agreement. These restrictive covenants apply during the term of Mr. Green’s employment and for one year thereafter. The payments and benefits provided to Mr. Green in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject Mr. Green to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Green in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Mr. Green.
In connection with the Performance Option, on October 6, 2021, we entered into an Amendment No. 1 to the Employment Agreement with Mr. Green, which amended his 2017 employment agreement to, among other things, modify the terms “cause” and “good reason” to have the respective meaning applicable to the Performance Option.
Employment Agreements with Mr. Grant and Mses. Schenkein and Jacobson
The base salary under each of the employment agreements for our other NEOs is subject to annual review and adjustment and was $600,000 for 2024. Each NEO was eligible to earn a short-term annual cash incentive award with a target amount equal to 100% of his or her base salary, which was payable in quarterly installments within sixty (60) days after the end of each calendar quarter. Each NEO is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.
The employment agreements for each of Mr. Grant and Mses. Schenkein and Jacobson provides that in the event that his or her employment is terminated by us without “cause” (as defined in the respective employment agreement) or such NEO resigns for “good reason” (as defined in the respective employment agreement), in either case subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the NEO will be entitled to receive (i) an amount equal to the sum of (x) his or her current base salary and (y) his or her target annual cash incentive bonus for the year of termination; (ii) a pro-rated annual cash incentive bonus based on actual Company performance for the quarter or date of termination, as applicable; (iii) acceleration of all time-based equity awards held by the NEO in which such NEO would have vested if he or she had remained employed for an additional twelve (12) months; and (iv) if the NEO is participating in our group health plan immediately prior to his or her termination, a monthly cash payment until the earlier of twelve (12) months following termination or the end of the respective COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to such NEO had he or she remained employed with us.
In lieu of the payments and benefits described in the preceding paragraph, in the event that the employment of Mr. Grant and Mses. Schenkein and Jacobson is terminated by us without cause or any such NEO resigns for good reason, in either case within three months prior to or twenty-four (24) months following a “change in control” (as defined in the respective employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the applicable NEO will be entitled to receive (i) a lump sum cash payment equal to 2.0 times the sum of (x) his or her then-current base salary (or his or her base salary in effect immediately prior to the change in control, if higher) and (y) his or her target annual cash incentive bonus; (ii) a pro-rated annual cash incentive bonus based on actual Company performance for the quarter or date of termination, as applicable; (iii) full acceleration of all time-based equity awards held by the NEO; and (iv) if the NEO is participating in our group health plan immediately prior to his or her termination, a lump sum cash payment equal to an amount that we would have made to provide health insurance to him or her had he or she remained employed with us for an additional twenty-four (24) months.
In addition, Mr. Grant and each of Mses. Schenkein and Jacobson remains bound by certain restrictive covenants, including non-competition and non-solicitation provisions, which have been incorporated by reference into the respective employment agreement from each such NEO’s prior employment agreement. These restrictive covenants apply during the term of the NEO’s employment and for one year thereafter. The payments and benefits provided to Mr. Grant and each of Mses. Schenkein and Jacobson in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject Mr. Grant and each of Mses. Schenkein and Jacobson to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Mr. Grant and each of Mses. Schenkein and Jacobson in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the impacted NEO.

Potential Payments Upon Termination or Change in Control Table
Excluding the potential payments associated with the Performance Option, the following table shows the potential payments and benefits to be received by our NEOs upon a termination of employment without cause or for good reason and upon a termination of employment without cause or for good reason in connection with a change in control of the Company (assuming in such change in control all outstanding awards are assumed, substituted or continued by the successor entity). Potential payments associated with the Performance Option are described in footnote 4 of the following table. The types of events constituting cause, good reason and change in control may differ in some respects among the different arrangements providing for payments and benefits to the NEOs; however, for consistency in presentation, our executive compensation arrangements have been grouped together based on these concepts without regard for any such differences. Our NEOs are not entitled to any payments and benefits if their employment is terminated for cause or they resign without good reason, retire, or, except for the Performance Option, are terminated due to death or disability. Except for the Performance Option, we do not have any agreements or other arrangements with our NEOs that provide for payments and benefits solely upon a change in control of the Company without an accompanying termination of employment. The table below summarizes the payments and benefits available to each NEO under various termination scenarios, assuming the separation from service was on December 31, 2024. The value of vested equity for continuing executive officers is based on the closing price of a share of our Class A common stock on December 31, 2024, which was $117.53 per share.

Name and Termination / Change in Control Scenario	Cash Severance Payment ($)(1)	Equity Awards ($)		Benefits ($)(2)	Total Payout ($)(3)
Jeff T. Green(4)
Without Cause or Resignation for Good Reason (No Change in Control)	5,400,000	17,410,337	(5)	165,662	22,975,999
Without Cause or Resignation for Good Reason (Change in Control)	10,800,000	27,702,890	(6)	192,862	38,695,752

Laura Schenkein
Without Cause or Resignation for Good Reason (No Change in Control)	1,200,000	8,356,714	(5)	71,464	9,628,178
Without Cause or Resignation for Good Reason (Change in Control)	2,400,000	21,369,469	(6)	82,560	23,852,029

Jay R. Grant
Without Cause or Resignation for Good Reason (No Change in Control)	1,200,000	10,312,755	(5)	96,180	11,608,935
Without Cause or Resignation for Good Reason (Change in Control)	2,400,000	24,166,078	(6)	130,559	26,696,637

Samantha Jacobson
Without Cause or Resignation for Good Reason (No Change in Control)	1,200,000	6,273,844	(5)	99,064	7,572,908
Without Cause or Resignation for Good Reason (Change in Control)	2,400,000	16,525,497	(6)	133,444	19,058,941

(1)Reflects the aggregate amount of cash severance payable to each NEO based on a multiple of base salary and target annual short-term cash incentive compensation as of 2024 pursuant to the terms of the respective NEO’s employment agreement, as described above. Does not include pro-rated bonus that the NEO would have been entitled to, since on December 31, 2024, the full annual bonus, which is shown in the “2024 Summary Compensation Table,” was earned.
(2)Represents the estimated value of unused accrued vacation and the continuation of health benefits that each NEO would have been entitled to receive upon a termination of employment as of December 31, 2024, as based on actual 2024 premiums and the terms of the respective NEO’s employment agreement, as described above.
(3)The respective employment agreement for each NEO includes a modified cutback provision, such that if any severance payments or benefits would constitute a parachute payment and would be subject to the excise tax imposed by Section 4999 of the Code, the aggregate benefits will either be delivered in full or delivered in a lesser amount that would result in no portion of the aggregate benefits being subject to the excise tax, whichever results in the receipt by the NEO of the greatest amount of aggregate benefits on an after-tax basis. For purposes of the table set forth above, it has been assumed that the payments and benefits will not be reduced pursuant to the preceding sentence and, accordingly, include the full value of such payments and benefits.
(4)The amounts in the table above exclude any potential payment to Mr. Green for the Performance Option. Pursuant to the Award Agreement, Mr. Green is entitled to payment in the event of a Qualifying Termination or a Change in Control. The terms that govern the number of shares that may vest under each scenario are described in “2021 CEO Performance Option” in the “Compensation Discussion and Analysis – Individual Compensation Elements - Long-Term Incentive Compensation” section above. In the event that a Qualifying Termination (other than a termination due to death or disability) occurred on December 31, 2024, assuming no further stock price achievement goals were met over the nine-month period following the date of the Qualifying Termination, Mr. Green would not have received any additional payment or benefit pursuant to the Award Agreement. In the event that a Change in Control or a termination of employment due to death or disability (each as defined in the Award Agreement) occurred on December 31, 2024, Mr. Green would have received $54,426,696, representing the intrinsic value of the options that would have vested from the “Incrementally Achieved Goal” as described in “Compensation Discussion and Analysis – Individual Compensation Elements - Long-Term Incentive Compensation - 2021 CEO Performance Option” above. The actual amount of payments or benefits that may be received by Mr. Green can only be determined at the time of a Change in Control or a Qualifying Termination.
(5)Represents the value of equity award vesting accelerated by an additional 18 months for Mr. Green and by 12 months for our other NEOs.
(6)Represents the value of full acceleration of equity award vesting.
Equity Compensation Plan Information
The following table summarizes information about our equity compensation plans as of December 31, 2024, which included The Trade Desk, Inc. 2010 Stock Plan, The Trade Desk, Inc. 2015 Equity Incentive Plan, The Trade Desk, Inc. 2016 Incentive Award Plan and The Trade Desk, Inc. 2024 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) ($)(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	37,217,767	59.41	112,561,583
Equity compensation plans not approved by security holders	—	—	—
Totals	37,217,767	59.41	112,561,583

(1)Includes 27,597,974 shares issuable upon the exercise of outstanding options with a weighted-average exercise price of $59.41 and 9,619,793 shares issuable upon the vesting of outstanding restricted stock units. The weighted-average exercise price in column (b) is calculated solely based on outstanding stock options and does not include (i) purchase rights accruing under the 2024 Employee Stock Purchase Plan because the purchase right (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period or (ii) restricted stock units because restricted stock units do not have an exercise price.
(2)Consists of shares available for future issuance under our 2016 Incentive Award Plan and 2024 Employee Stock Purchase Plan. As of December 31, 2024, 94,931,959 shares of Class A common stock were available for issuance under the 2016 Incentive Award Plan and 17,629,624 shares of Class A common stock were available for issuance under the 2024 Employee Stock Purchase Plan (which includes shares subject to purchase during the current purchase period, which commenced on November 15, 2024, and the exact number of which will not be known until the end of the purchase period on May 15, 2025. Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by any participant on any one purchase date for any purchase period, including the current period, may not exceed 1,169). The number of shares reserved for issuance or transfer pursuant to awards under the 2016 Incentive Award Plan will be increased annually on the first day of each calendar year beginning in 2017 and ending in 2026, by that number of shares equal to the lesser of (i) 4% of the shares of Class A common stock outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as determined by our board of directors. The number of shares that may be issued pursuant to rights granted under the 2024 Employee Stock Purchase Plan will be increased annually on the first day of each calendar year beginning in 2017 and ending in 2026, by that number of shares equal to the least of (i) 8,000,000 shares, (ii) 1% of the shares of Class A common stock outstanding on the final day of the immediately preceding calendar year and (iii) such smaller number of shares as determined by our board of directors. On January 1, 2025, the number of shares of Class A common stock authorized for grant under the 2016 Incentive Award Plan and 2024

Employee Stock Purchase Plan was increased by 19,844,043 shares and 4,521,821 shares, respectively, in accordance with such provisions. Awards previously granted under our equity compensation plans that are forfeited, cancelled or otherwise terminated (other than by exercise) will also be added to the share reserve of the 2016 Incentive Award Plan. For additional information, refer to Notes 2 and 10 to our audited consolidated financial statements included in our 2024 Annual Report.

The Trade Desk, Inc. 2016 Incentive Award Plan has a ten-year life from its adoption in connection with our initial public offering in 2016. An amendment and restatement of the 2016 Incentive Award Plan is included in Proposal Two. The 2024 Employee Stock Purchase Plan has no expiration date; however, the annual increase in shares that may be issued pursuant to the 2024 Employee Stock Purchase Plan will end on and include January 1, 2026.

CEO Pay Ratio
In determining the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees (excluding our CEO), we selected December 31, 2024 as the determination date for identifying the median employee for purposes of this disclosure. We are using a different median employee from the person that was identified in the preparation of our pay ratio disclosure for 2023 since we experienced an increase in our employee population compared to December 31, 2023 that we reasonably believed would result in a significant change to our pay ratio disclosure. We selected annual total direct compensation as our consistently applied compensation measure, which we calculated as cash compensation from base wages, actual bonuses and commissions, and the grant-date fair value of equity awards granted to our employees in 2024. Compensation was annualized for our employees who were hired in 2024 and for employees on an unpaid leave of absence in 2024. Compensation for international employees was converted to U.S. dollar equivalents using month-end exchange rates and no cost-of-living adjustments were made.
Once the median employee was identified based on this approach, we calculated the median employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table. Our median employee’s annual total compensation for 2024 was $234,034. Our CEO’s annual total compensation for 2024 was $6,756,299 as reported in the “2024 Summary Compensation Table.” Therefore, our CEO to median employee pay ratio was 29:1 for 2024. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
This information is being provided for compliance purposes. Neither the compensation committee nor management used the pay ratio measure in making compensation decisions.

Pay Versus Performance
The following table sets forth information regarding the total compensation, for services rendered in all capacities, that was paid to, awarded to or earned by our CEO (and on average to our non-CEO NEOs, or our “Other NEOs”), as compared to compensation actually paid (“CAP”) to our CEO (and on average to our Other NEOs) and certain Company and peer performance measures during the years ended December 31, 2024, 2023, 2022 2021 and 2020, as calculated in accordance with Item 402(v) of Regulation S-K (the “Pay Versus Performance Table”).
Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (1) (4) (6)	Average Summary Compensation Table Total for Other NEOs (2)	Average Compensation Actually Paid to Other NEOs (2) (4) (6)	Total Shareholder Return(5)	Peer Group Total Shareholder Return (5)	Net Income (Thousands)	Revenue (Thousands) (3)
2024	$6,756,299	$589,380,201	$11,666,393	$22,789,972	$452.39	$243.00	$393,076	$2,444,831
2023	$32,006,461	$291,700,245	$10,955,524	$5,157,998	$276.98	$207.72	$178,940	$1,946,120
2022	$5,440,036	$(620,324,699)	$7,722,649	$(4,257,881)	$172.56	$120.49	$53,385	$1,577,795
2021	$834,968,762	$1,201,214,676	$7,247,247	$9,887,245	$352.73	$271.69	$137,762	$1,196,467
2020	$15,956,860	$123,533,884	$4,614,376	$34,802,362	$308.31	$247.14	$242,317	$836,033

(1)In all years presented, our CEO was Jeff Green.
(2)For the year ended 2024, our NEOs included in the calculation of average CAP were Laura Schenkein, Jay Grant and Samantha Jacobson. For the year ended 2023, our NEOs included in the calculation of average CAP were Ms. Schenkein and Mr. Grant, Blake J. Grayson, our former Chief Financial Officer, and David Pickles, our former Chief Technology Officer. For the years 2022 and 2021, our NEOs included in the calculation of average CAP were Messrs. Grayson, Pickles and Grant and Michelle Hulst, our former Chief Data Officer. For the year 2020, our NEOs included in the calculation of average CAP were Messrs. Grayson, Pickles, Grant, Brian Stempeck, our former Chief Strategy Officer, and Susan Vobejda, our former Chief Marketing Officer.
(3)Revenue represents the Company-Selected-Measure (“CSM”) as it is the next most important financial performance measure not otherwise required to be disclosed in the Pay Versus Performance Table. Refer to the Tabular List (as defined below) of financial performance measures. Revenue represents revenue as disclosed in our Annual Reports on Form 10-K filed with the SEC for the applicable fiscal years.
(4)Assumptions used in the valuation of the RSAs and RSUs as of the end of 2024, or at the vest dates, as applicable, for the table above were materially consistent with those used as of the grant date of the equity awards as described in “Compensation Discussion and Analysis” and in Note 1 of the 2024 Summary Compensation Table. The vest-date and year-end fair values of the CEO Performance Option tranches, granted in 2021, were valued using a consistent model as that used at grant, as disclosed in Notes 2 and 10 of the 2024 Annual Report, with a remaining contractual term between 6.8 - 6.9 years, a volatility assumption between 54% - 56% using a blend of the Company’s historical and implied volatilities from its traded options and a risk-free interest rate between 4.1% - 4.4% based on the yields of U.S. Treasury securities with maturities approximating the terms of the awards. The fair values of all other options as of the applicable vest dates and fiscal year-end dates in 2024 were calculated using a binomial lattice model with a remaining contractual term between 1.0 – 9.9 years, a volatility assumption between 45% - 60% using a blend of the Company’s historical volatility and implied volatilities from its traded options and a risk-free interest rate between 3.5% - 5.0%, based on the yields of U.S. Treasury securities with maturities approximating the terms of the awards. The assumptions used for estimating the grant date fair value for these options as reported in the 2024 Summary Compensation Table were calculated using the Black-Scholes option pricing model as described in Note 2 of the 2024 Summary Compensation Table.
(5)Total Shareholder Return (“TSR”) represents the cumulative return of a fixed investment of $100 in the applicable common stock, from the beginning of the measurement period through the end of the applicable fiscal year, assuming reinvested dividends, as applicable. For Peer Group TSR, the returns of each component Company of this group are weighted according to the respective Company’s stock market capitalization at the beginning of each period for which a return is indicated. Changes in the peer group year to year are driven by our annual compensation setting process as described in “Compensation Discussion and Analysis.” In accordance with the latest SEC guidance, Peer Group TSR for all periods presented reflects the average cumulative TSR of our peer group approved in February 2024 for 2024 compensation setting, as described in “Compensation Discussion and Analysis” above (to the extent the entities were publicly traded companies as of the measurement dates). Compared to the peer group approved in July 2022 for 2023 compensation setting, in 2024, Twitter and Zendesk were removed because they were no longer publicly traded companies, and RingCentral was removed as it did not meet the criteria described in “Compensation Discussion and Analysis.” Cadence Design Systems, Fortinet, MongoDB, Palo Alto Networks, ServiceNow and Workday were added in 2024 pursuant to the criteria outlined in “Compensation Discussion and Analysis” in consultation with Compensia. Our peer group approved in July 2022 for 2023 compensation setting, as disclosed in our 2024 Proxy Statement, included Cloudflare, Crowdstrike Holdings, Datadog, DocuSign, HubSpot, Okta, Pinterest, RingCentral, Roku, Shopify, Snap, Snowflake, Splunk, Twilio, Twitter, Zendesk, Zoom Video Communications, ZoomInfo Technologies and Zscaler (the “2023 Peer Group”). Had the 2023 Peer Group been used to calculate cumulative TSR in 2020, 2021, 2022, 2023 and 2024 (to the extent the entities were publicly traded companies as of the measurement dates), Peer Group TSR would have been $279.96, $270.29, $92.75, $157.82 and $173.65, respectively.
(6)SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP as reported in the Pay Versus Performance Table. CAP does not necessarily represent cash and equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. CAP for our CEO and average CAP for our Other NEOs are calculated by taking the amount in the “Total” column of the Summary Compensation Table (the average amount for our Other NEOs): (a) less the grant-date fair value of equity granted during the year in the “2024 Summary Compensation Table”; (b) plus the year-end fair value of unvested equity awards granted during the covered year; (c) plus, for awards granted in prior years that are outstanding and unvested at the end of the covered year, the difference between the year-end fair value and the immediately prior year-end fair value; (d) plus, for awards that granted and vested during the covered year, the fair value as of the vesting date; (e) plus, for awards granted in prior years that vested during the covered year, the difference between the fair value as of the vesting date and the immediately prior year-end fair value; (f) less, the prior year-end fair value of awards granted in prior years that failed to meet their vesting requirements. NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below. Similarly, no CAP amounts included any dividends or other earnings paid on stock or option awards not otherwise reflected in the fair value of total compensation, as no such payments occurred during any of the years ended 2024, 2023, 2022, 2021 and 2020. The following table details these adjustments in 2024.

Fiscal Year	NEO Category	Summary Compensation Table Total	Less: Summary Compensation Table Equity Awards (a)	Add: Year-End Fair Value of Unvested Equity Awards Granted in the Year (b)	Add: Change in Year-End Fair Value of Unvested Equity Awards Granted in Prior Years (c)	Add: Vest-Date Fair Value of Equity Awards Granted and Vested in the Year (d)	Add: Change in Fair Value of Equity Awards Granted in Prior Years and Vested in the Year (e)	Less: Prior Year-End Fair Value of Equity Awards that Failed to Vest (f)	CAP
2024	CEO	$6,756,299	$—	$—	$492,635,044	$—	$89,988,858	$—	$589,380,201
	Other NEOs	$11,666,393	$(9,740,467)	$12,575,776	$5,096,469	$1,668,264	$1,523,537	$—	$22,789,972
Tabular List of Performance Measures
The following table sets forth an unranked list of financial performance measures that are the most important measures used by the Company to link CAP to our NEOs to Company performance for 2024 (the “Tabular List”):

Measure
Adjusted EBITDA (1)
Relative Peer TSR (2)
Revenue
TSR
(1)For an explanation of our management's use of this measure and a reconciliation of net income to Adjusted EBITDA, see Appendix A to this Proxy Statement. Adjusted EBITDA is used for purposes of selecting the companies comprising our compensation peer groups.
(2)Relative Peer TSR, calculated as a percentile rank against the Nasdaq-100 Index as defined in the CEO Performance Option award agreement, determines the actual shares paid out on a vested tranche of the CEO Performance Option. Refer to “Compensation Discussion and Analysis - Individual Compensation Elements - Long Term Incentive Compensation - 2021 CEO Performance Option” for further information.
Our most important financial performance measure for linking CAP to our performance is TSR, as the majority of NEO compensation is equity compensation tied to the change in our stock price over time, particularly for the CEO Performance Option. These awards are an incentive for our executive officers, including our NEOs, to create value for our stockholders. This financial performance measure is required in the Pay Versus Performance Table above. The next most important financial performance measure is revenue, included in the Pay Versus Performance Table above. Revenue is a critical financial performance measure to our stockholders, and it is the key measure in our Short-Term Annual Cash Incentive Awards to provide financial incentives for us to meet or exceed the revenue targets.

Relationship Between Pay and Performance
Comparison of CAP to our CEO to Financial Performance Measures
We believe the table below shows the alignment between CAP to our CEO and our performance, consistent with our compensation philosophy as described in our “Compensation Discussion and Analysis.” The following chart sets forth CAP to our CEO and TSR on the left axis (in millions) and right axis (in dollars), respectively, for the years ended December 31, 2020, 2021, 2022, 2023 and 2024. CAP is influenced by numerous factors, including but not limited to, the timing of new grant issuances and award vesting, share price volatility during the fiscal year, our mix of performance metrics and other factors.

CAP to our CEO (in Millions) Compared to TSR (in $)
$2,000
$1,000
$—
$(1,000)
$(2,000)
$640.00
$480.00
$320.00
$160.00
$—
$308.31
$352.73
$172.56
$276.98
$452.39
2020
2021
2022
2023
2024
CAP to our CEO (in millions)
TSR (in $)

The following chart sets forth CAP to our CEO, net income and revenue on the left axis (in millions) for the years ended December 31, 2020, 2021, 2022, 2023 and 2024.

CAP to our CEO Compared to Net Income and Revenue (in Millions)
$3,000
$2,000
$1,000
$—
$(1,000)
$836
$1,196
$1,578
$1,946
$2,445
$242
$138
$53
$179
$393
2020
2021
2022
2023
2024
CAP to our CEO (in millions)
Net Income (in millions)
Revenue (in millions)

Comparison of Average CAP to our Other NEOs to Financial Performance Measures
The following chart sets forth average CAP to our Other NEOs and TSR on the left axis (in millions) and right axis (in dollars), respectively, for the years ended December 31, 2020, 2021, 2022, 2023 and 2024. Average CAP is influenced by numerous factors including, but not limited to, the timing of new grant issuances and award vesting, NEO mix, share price volatility during the fiscal year, our mix of performance metrics and other factors.

Average CAP to our Other NEOs (in Millions) Compared to TSR (in $)
$48
$24
$—
$(24)
$(48)
$640.00
$480.00
$320.00
$160.00
$—
$308.31
$352.73
$172.56
$276.98
$452.39
2020
2021
2022
2023
2024
Average CAP to our Other NEOs (in millions)
TSR (in $)

The following chart sets forth average CAP to our Other NEOs and net income on the left axis (in millions), as well as revenue on the right axis (in millions), for the years ended December 31, 2020, 2021, 2022, 2023 and 2024.

Average CAP to our Other NEOs Compared to Net Income and Revenue (in Millions)
$420
$390
$360
$330
$300
$270
$240
$210
$180
$150
$120
$90
$60
$30
$—
$2,700
$2,250
$1,800
$1,350
$900
$450
$—
$242
$138
$53
$179
$393
$836
$1,196
$1,578
$1,946
$2,445
2020
2021
2022
2023
2024
Average CAP to our Other NEOs (in millions)
Net Income (in millions)
Revenue (in millions)

For a review of our financial performance measures, our process for setting executive compensation and how our executive compensation design reinforces our compensation philosophy, refer to “Compensation Discussion and Analysis.”
Comparison of Company TSR to Peer Group TSR
The following chart sets forth Company TSR and Peer Group TSR, as expressed in the value of an initial $100 investment, from 2020 to 2024:

Comparison of The Trade Desk, Inc. TSR and Peer Group TSR (in $)
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
12/31/2019
2020
2021
2022
2023
2024
$308.31
$352.73
$172.56
$276.98
$452.39
$247.14
$271.69
$120.49
$207.72
$243.00
The Trade Desk, Inc.
Peer Group

2024 Director Compensation
Our non-employee directors receive the following annual retainer fees for board and committee service: a cash retainer for each board member of $50,000 and an additional cash retainer of $50,000 (increased to $70,000 for 2025) for the lead independent director. Members of the audit, compensation and nominating and corporate governance committees receive an additional cash retainer of $12,500, $10,000 and $6,000, respectively, and the chair of each the foregoing committees receives an additional cash retainer of $50,000 (increased to $70,000 for 2025), $50,000 and $25,000, respectively. Each director may make an annual election to receive an equity award in lieu of the cash retainer in the form of restricted stock awards, restricted stock units (“RSUs”), stock options or a mix thereof. The equity awards will vest in four equal installments over the one-year period following the date of grant, with such vesting to take place on the quarterly anniversaries of the date of grant, or if earlier, the regularly scheduled meetings of our board of directors applicable to such respective quarters. If not already vested in full pursuant to the forgoing installment arrangements, the award will vest in full on the date of our next annual meeting of stockholders. All unvested equity awards will vest in full upon a Change in Control of the Company.
Each newly elected non-employee director receives an initial director equity award upon initial election to our board of directors with a value of $275,000 (increased to $290,000 for 2025) and may elect to receive the initial director equity award in the form of restricted stock awards, restricted stock units, stock options or a mix of one-half restricted stock or restricted stock units and one-half stock options. The initial director equity award will generally vest in substantially equal quarterly installments over the three-year period following the date of grant, subject to continued service as of each vesting date. On the date of each annual meeting of stockholders, continuing directors will receive an annual director equity award with a value of $275,000 (increased to $290,000 for 2025) and may elect to receive the equity award in the form of restricted stock awards, restricted stock units, stock options or a mix thereof. The quantity of equity awards granted is based on the average closing stock price for a share of our Class A common stock for 45 consecutive trading days ending on, and including, the grant date. The annual director equity award will vest in four equal installments over the one-year period following the date of grant, with such vesting to take place on the quarterly anniversaries of the date of grant, or if earlier, the regularly scheduled meetings of our board of directors applicable to such respective quarters. If not already vested in full pursuant to the forgoing installment arrangements, the award will vest in full on the date of our next annual meeting of stockholders. All unvested equity awards will vest in full upon a Change in Control of the Company. A director who is appointed to our board of directors other than on the date of an annual meeting will receive a prorated annual director equity award. Directors who join our board of directors on the date of an annual meeting will receive both an initial director equity award and an annual director equity award.
We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings, as well as up to $10,000 for director education programs.
Our employee directors did not receive any additional compensation for their service as members of our board of directors in 2024.
2024 Director Compensation Table
The following table sets forth information for the year ended December 31, 2024 regarding the compensation awarded to, earned by or paid to our non-employee directors.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(5)(6)	Total ($)
Lise J. Buyer	127,322	149,957	149,944	427,223
Andrea L. Cunningham	56,000	149,957	149,944	355,901
Kathryn E. Falberg	100,000	300,009	—	400,009
Gokul Rajaram	72,500	300,009	—	372,509
David B. Wells	110,000	300,009	—	410,009

(1)With the exception of cash amounts of $127,322 and $72,500 for annual retainer fees and committee fees earned by Ms. Buyer and Mr. Rajaram for the year ended December 31, 2024, amounts represent cash forgone by each director due to elections made in 2023 and 2024 to receive equity awards in lieu of cash for annual retainer and committee fees earned for the year ended December 31, 2024 (such equity awards in lieu of cash are typically granted in May following our annual meeting of stockholders with respect to the fees for the coming year, except for changes in committee assignment mid-year).

(2)On May 28, 2024, Ms. Cunningham elected to be granted a mix of one-half RSAs and one-half Stock Options for her annual retainer and committee fees in lieu of quarterly cash payments, and was granted 286 RSAs and 580 Stock Options for her annual retainer fees with a grant date fair value of $27,196 and $27,228, respectively. Further, Ms. Cunningham was granted 34 RSAs and 69 Stock Options with an aggregate grant date fair value of $3,233 and $3,239, respectively, for her annual committee fees. On the same date, Ms. Falberg and Mr. Wells elected to be granted RSAs for their annual retainer and committee fees in lieu of quarterly cash payments. Ms. Falberg and Mr. Wells were each granted RSAs covering 573 shares of our Class A common stock for their annual retainer fees with a grant date fair value of $54,487. Further, Ms. Falberg and Mr. Wells were granted RSAs covering 573 and 687 shares of our Class A common stock, respectively, for their committee fees with a grant date fair value of $54,487 and $65,327, respectively. The grant date fair value of these RSAs and Stock Options, granted on May 28, 2024, was calculated in accordance with ASC Topic 718 and the awards vest in four equal installments over the one-year period following the date of grant, with such vesting to take place on the quarterly anniversaries of the date of grant, or if earlier, the regularly scheduled Board meetings applicable to such respective quarters. If not already vested in full pursuant to the forgoing installment arrangements, the award will vest in full on the date of our next annual meeting of stockholders. All unvested equity awards will vest in full upon a Change in Control of the Company.
(3)Amounts reflect the aggregate grant-date fair value of the restricted stock awards granted to our non-employee directors during 2024, calculated in accordance with ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The aggregate grant-date fair values of these awards were based on the fair value of our common stock on the date of grant, which was determined as the closing market price per share of our Class A common stock on the date of grant. For additional information, refer to Notes 2 and 10 to our audited consolidated financial statements included in our 2024 Annual Report. The amounts reported in this column reflect the accounting cost for the stock awards and do not correspond to the actual economic value that may be received by the non-employee directors upon the vesting or settlement of the stock awards, as applicable.
(4)As of December 31, 2024, Ms. Buyer, Ms. Cunningham, Ms. Falberg, Mr. Rajaram and Mr. Wells held unvested RSAs covering 789, 949, 2,152, 1,578 and 2,209 shares of our Class A common stock, respectively; and Ms. Cunningham held 112 RSUs.
(5)Amounts reflect the aggregate grant-date fair value of the Stock Options granted to our non-employee directors during 2024, calculated in accordance with ASC Topic 718. The aggregate grant-date fair value for the Stock Options was based on the Black-Scholes option valuation methodology and do not take into account any estimated forfeitures related to service-vesting conditions. For additional information, refer to Notes 2 and 10 to our audited consolidated financial statements included in our 2024 Annual Report. The amounts reported in this column reflect the accounting cost for the Stock Options and do not correspond to the actual economic value that may be received by the non-employee directors upon the exercise of the Stock Options.
(6)As of December 31, 2024, Ms. Buyer, Ms. Cunningham and Mr. Wells held stock options to purchase an aggregate of 43,042, 14,961 and 28,638 shares of our Class A common stock, respectively. None of our other non-employee directors held stock options as of December 31, 2024.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
The information contained in this compensation committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that The Trade Desk, Inc. specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
The compensation committee of our board of directors has reviewed and discussed the section captioned “Compensation Discussion and Analysis” with management. Based on such review and discussions, the compensation committee of our board of directors recommended to the board of directors that this “Compensation Discussion and Analysis” section be included in our 2024 Annual Report on Form 10-K and this Proxy Statement.
COMPENSATION COMMITTEE
Kathryn E. Falberg (Chairperson)
Gokul Rajaram
David B. Wells

OWNERSHIP OF THE TRADE DESK, INC. COMMON STOCK
The following table sets forth information with respect to the beneficial ownership of our common stock as of February 28, 2025, for:
•each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;
•each of our NEOs;
•each of our directors; and
•all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, which generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power over that security, including options and restricted stock units that are currently exercisable or exercisable or vest within sixty (60) days of February 28, 2025. Unless otherwise indicated, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. The information in the table below does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.
We have based our calculation of the percentage of beneficial ownership on 453,119,573 shares of Class A common stock and 43,302,678 shares of Class B common stock outstanding as of February 28, 2025. We have deemed shares of our common stock subject to stock options and restricted stock units that are currently exercisable or exercisable or vest within sixty (60) days of February 28, 2025, to be outstanding and to be beneficially owned by the person holding the stock option or restricted stock units for the purpose of computing the percentage ownership of that person. We did not, however, deem such shares outstanding for the purpose of computing the percentage ownership of any other person or entity.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o The Trade Desk, Inc., 42 N. Chestnut Street, Ventura, California 93001.

	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%
5% Stockholders:
The Vanguard Group, Inc.(2)	41,738,359	9.2	—	—	4.7
Baillie Gifford & Co.(3)	35,178,933	7.8	—	—	4.0
BlackRock, Inc.(4)	29,571,991	6.5	—	—	3.3
Executives and Directors:
Jeff T. Green(5)	4,456,258	*	42,265,928	97.6	48.0
Laura Schenkein(6)	917,478	*	—	—	*
Jay R. Grant(7)	216,310	*	—	—	*
Samantha Jacobson(8)	69,843	*	—	—	*
Lise J. Buyer (9)	144,897	*	—	—	*
Andrea L. Cunningham(10)	17,515	*	—	—	*
Kathryn E. Falberg(11)	146,910	*	—	—	*
Alex Kayyal	—	—	—	—	—
Gokul Rajaram(12)	28,636	*	—	—	*
David B. Wells(13)	95,623	*	—	—	*
All current executive officers and directors as a group (11 persons)(14)	6,093,470	1.3	42,265,928	97.6	48.2
* Less than 1%.

(1)Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock, as a single class. Holders of Class B common stock are entitled to ten votes per share, and holders of Class A common stock are entitled to one vote per share.
(2)Based solely on information reported by The Vanguard Group, Inc. on Schedule 13G/A filed with the SEC on February 13, 2024, consists of 41,738,359 shares of Class A common stock beneficially owned, with shared voting power over 341,291 shares, sole dispositive power over 40,711,766 shares and shared dispositive power over 1,026,593 shares. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(3)Based solely on information reported by Baillie Gifford & Co. on Schedule 13G/A filed with the SEC on February 12, 2025, consists of 35,178,933 shares of Class A common stock beneficially owned, with sole voting power over 24,727,864 shares and sole dispositive power over 35,178,933 shares. The address for Baillie Gifford & Co. is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, United Kingdom.
(4)Based solely on information reported by BlackRock, Inc. on Schedule 13G/A filed with the SEC on February 5, 2025, consists of 29,571,991 shares of Class A common stock beneficially owned, with sole voting power over 27,080,384 shares and sole dispositive power over 29,571,991 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(5)Consists of (a) 119.865 shares of Class A common stock held by Jeff T. Green, (b) 17,018 shares of Class A common stock and 29,599,258 shares of Class B common stock held by Jeff T. Green, trustee of the Jeff Green Trust, (c) 674,036 shares of Class A common stock held by the Jeff T. Green Family Foundation with respect to which Mr. Green has investment and voting control, (d) 12,666,670 shares of Class B common stock held by various family trusts over which Mr. Green exercises investment and voting control; as a result, Mr. Green may be deemed to beneficially own such securities but disclaims such ownership except to the extent of his pecuniary interest therein and (e) 3,645,339 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within sixty (60) days of February 28, 2025.
(6)Consists of (a) 646,520 shares of Class A common stock held by Laura Schenkein and (b) 270,958 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within sixty (60) days of February 28, 2025.
(7)Consists of (a) 163,539 shares of Class A common stock held by Jay R. Grant and (b) 52,771 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within sixty (60) days of February 28, 2025.
(8)Consists of (a) 56,949 shares of Class A common stock held by Samantha Jacobson and (b) 12,894 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within sixty (60) days of February 28, 2025.
(9)Consists of (a) 49,741 shares of Class A common stock held by Lise J. Buyer, (b) 52,913 shares of Class A common stock held by a trust for which Ms. Buyer is a trustee and (c) 42,243 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within sixty (60) days of February 28, 2025.
(10)Consists of (a) 3,516 shares of Class A common stock held by Andrea L. Cunningham and (b) 13,999 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within sixty (60) days of February 28, 2025.
(11)Consists of (a) 32,150 shares of Class A common stock held by Kathryn E. Falberg, (b) 64,760 shares of Class A common stock held by a trust for which Ms. Falberg is a trustee and (c) 50,000 shares of Class A common stock held by a family trust for which Ms. Falberg is a co-trustee.
(12)Consists of 28,636 shares of Class A common stock held by Gokul Rajaram.
(13)Consists of (a) 60,585 shares of Class A common stock held by David B. Wells, (b) 6,400 shares of Class A common stock held by a trust for which Mr. Wells is a co-trustee and (c) 28,638 shares of Class A common stock issuable upon the exercise of options currently exercisable or exercisable within sixty (60) days of February 28, 2025.
(14)Consists of (a) 2,026,628 shares of Class A common stock beneficially owned by our current executive officers and directors as a group, (b) 42,265,928 shares of Class B common stock beneficially owned by our current executive officers and directors as a group and (c) 4,066,842 shares of Class A common stock issuable pursuant to options currently exercisable or exercisable within sixty (60) days of February 28, 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions since January 1, 2024, to which we have been a party, in which the amount involved exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware and Nevada law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Pursuant to our indemnification agreement with Jeff Green, our CEO, we reimbursed Mr. Green for the cost of legal expenses relating to certain litigation matters in which he was named as a defendant in his capacity as our CEO, as further described in Item 3. Legal Proceedings, in our 2024 Annual Report. Such legal services were provided to Mr. Green by Wilson Sonsini Goodrich & Rosati P.C. and Bergeson, LLP, and we reimbursed Mr. Green for such expenses in the amount of approximately $400,000 since January 1, 2024.
Personal Air Travel
Jeff Green, our Chairman and Chief Executive Officer, makes limited personal use of aircraft for which we maintain fractional ownership interests, which provide the Company with a certain number of yearly flight hours intended primarily for business travel. Personal use of the aircraft is afforded in accordance with a written policy overseen by our compensation committee. In the event that Mr. Green uses aircraft for personal flights, Mr. Green is required to reimburse us pursuant to the Company’s Aircraft Use Policy. No amounts are reported in the 2024 Summary Compensation Table for this aircraft use since Mr. Green fully reimbursed us for amounts equal to the incremental costs for personal flights of approximately $911,000.
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. Our audit committee is tasked with reviewing and approving such transactions, taking into consideration all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than ten percent of our common stock to file reports on Forms 3, 4 and 5 with the SEC concerning their ownership of, and transactions in, our common stock.
To our knowledge, based solely on our review of the copies of such reports furnished to us and on the representations of the reporting persons, all of these reports were timely filed during the last fiscal year.

ADDITIONAL INFORMATION
Other Matters
We know of no other matters to be submitted at the 2025 Annual Meeting of stockholders. If any other matters properly come before the Annual Meeting of stockholders, it is the intention of the proxy holders to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS

/s/ JEFF T. GREEN
JEFF T. GREEN Chairman and Chief Executive Officer
Dated: April 9, 2025

APPENDIX A
NON-GAAP FINANCIAL MEASURE INFORMATION
Set forth below in this Appendix A is important information about Adjusted EBITDA, a non-GAAP measure, discussed in the Proxy Statement.
Adjusted EBITDA
In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA, a non-GAAP measure, is useful in evaluating our business. The following table presents a reconciliation of net income to Adjusted EBITDA for each of the periods indicated:

	Year Ended December 31,
	2024	2023
	(in thousands)
Net income	$393,076	$178,940
Add back (deduct):
Depreciation and amortization expense	87,490	80,418
Stock-based compensation expense	494,699	491,621
Interest income, net	(78,842)	(68,508)
Provision for income taxes	114,226	89,055
Adjusted EBITDA	$1,010,649	$771,526
We use Adjusted EBITDA as a measure of operational efficiency to understand and evaluate our core business operations. We believe that Adjusted EBITDA is useful to investors for period-to-period comparisons of our core business. Accordingly, we believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of stock-based compensation; or (3) tax payments that may represent a reduction in cash available to us; and
•other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, net income and our GAAP financial results.

APPENDIX B
THE TRADE DESK, INC.
2025 INCENTIVE AWARD PLAN

ARTICLE 1.
PURPOSE
The purpose of The Trade Desk, Inc. 2025 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of The Trade Desk, Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Directors, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. This Plan amends and restates in its entirety The Trade Desk, Inc. 2016 Incentive Award Plan, which was initially adopted by the Board and approved by the Company’s stockholders on August 17, 2016 (the “Prior Plan”).
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
2.2 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.3 “Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.
2.4 “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.
2.5 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.
2.6 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.2.
2.7 “Board” shall mean the Board of Directors of the Company.
2.8 “Change in Control” shall mean and includes each of the following:
(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the

Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any acquisition the results of which is described in Sections 2.8(c)(i), 2.8(c)(ii) or 2.8(c)(iii); or (iv) in respect of an Award held by a particular Holder, any acquisition by the Holder or any group of persons including the Holder (or any entity controlled by the Holder or any group of persons including the Holder); or
(b) The Incumbent Directors cease for any reason to constitute a majority of the Board;
(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i) after which the Company’s voting securities outstanding immediately before the transaction continue to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii) after which no person or group beneficially owns voting securities representing more than fifty percent (50%) of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning more than fifty percent (50%) of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and
(iii) after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or
(d) The date which is ten (10) business days prior to the completion of a liquidation or dissolution of the Company.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.
2.10 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article 12 hereof.
2.11 “Common Stock” shall mean the Class A common stock of the Company, par value $0.000001 per share.
2.12 “Company” shall have the meaning set forth in Article 1.

2.13 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement or any successor form thereto.
2.14 “Covered Employee” shall mean any Employee who is, or could become, a “covered employee” within the meaning of Section 162(m) of the Code.
2.15 “Director” shall mean a member of the Board, as constituted from time to time.
2.16 “Director Limit” shall have the meaning set forth in Section 4.6.
2.17 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.
2.18 “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.
2.19 “Effective Date” shall mean the date the Board approves this Plan, subject to approval of the Plan by the Company’s stockholders.
2.20 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
2.21 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.
2.22 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.
2.23 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.24 “Expiration Date” shall have the meaning given to such term in Section 13.1(c).
2.25 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
Notwithstanding the foregoing, with respect to any Award granted after the effectiveness of the Company’s registration statement relating to its initial public offering and prior to the Public Trading Date, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.
2.26 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).
2.27 “Holder” shall mean a person who has been granted an Award.
2.28 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.29 “Incumbent Directors” shall mean for any period of twelve (12) consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or 2.8(c)) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the twelve (12)-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.
2.30 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.
2.31 “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.
2.32 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.33 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.34 “Option Term” shall have the meaning set forth in Section 6.4.
2.35 “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.
2.36 “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.
2.37 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
2.38 “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:
(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings or losses (as may be adjusted before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value; (xxiii) gross spend; and (xxiv) take rate, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
(b) The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in Applicable Accounting Standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) items relating to any other unusual or nonrecurring events or changes in Applicable Law, Applicable Accounting Standards or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.
2.39 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.
2.40 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.
2.41 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator in accordance with Applicable Law.
2.42 “Plan” shall have the meaning set forth in Article 1.
2.43 “Prior Plans” shall mean, collectively, The Trade Desk, Inc. 2015 Equity Incentive Plan and The Trade Desk, Inc. 2010 Stock Plan, in each case, as amended from time to time.
2.44 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.
2.45 “Public Trading Date” shall mean the first date upon which the Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.46 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.47 “Restricted Stock Units” shall mean a contractual right awarded under Article 9 to receive Shares (or their equivalent value) at a future date.
2.48 “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.
2.49 “Securities Act” shall mean the Securities Act of 1933, as amended.
2.50 “Shares” shall mean shares of Common Stock.
2.51 “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then-exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.
2.52 “SAR Term” shall have the meaning set forth in Section 6.4.
2.53 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.54 “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
2.55 “Termination of Service” shall mean:
(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.
(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain an Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
ARTICLE 3.
SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.
(a) Subject to Sections 3.1(b) and 13.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards (including, without limitation, Incentive Stock Options) under the Plan is the sum of (i) forty million (40,000,000) Shares, plus (ii) a number of Shares equal to the number of shares of Class B common stock which, as of the August 17, 2016, are subject to awards under the Prior Plans which are forfeited or lapse unexercised and which following August 17, 2016 are not issued under the Prior Plans, plus (iii) an annual increase on the first day of each calendar year beginning on January 1, 2017 and ending on and including January 1, 2026, equal to the lesser of (a) four percent (4%) of the Shares outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year and (b) such smaller number of Shares as determined by the Board; provided, however, that no more than one hundred sixty six million six hundred sixty-six thousand six hundred and sixty (166,666,660) Shares may be issued upon the exercise of Incentive Stock Options. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
(b) The following Shares (or a number of Shares equal to the number of shares of Class B common stock, as applicable) shall be added to the Shares authorized for grant under Section 3.1(a) and shall be available for future grants of Awards under the Plan: (i) any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part); (ii) after August 17, 2016, any shares of Class B common stock subject to an award under any Prior Plan are forfeited or expire or an award under any Prior Plan is settled for cash (in whole or in part); (iii) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (iv) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (v) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; (vi) Shares purchased on the open market with the cash proceeds from the exercise of Options; and (vii) any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.
3.2 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be twenty six million six hundred sixty-six thousand six hundred and sixty (26,666,660) and the maximum aggregate amount of cash that may be paid to any one person during any calendar year with respect to one or more Awards payable in cash shall be three million dollars ($3,000,000); provided, however, that the foregoing limitations shall not apply until the earliest of the following events to occur after the Public Trading Date: (a) the first material modification of the Plan (including any increase in the number of Shares reserved for issuance under the Plan in accordance with Section 3.1); (b) the issuance of all of the Shares reserved for issuance under the Plan;

(c) the expiration of the Plan; (d) the first meeting of stockholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (e) such other date, if any, on which the “reliance period” described under U.S. Treasury Regulation 1.162-27(f)(2) expires pursuant to Section 162(m) of the Code and the rules and regulations promulgated thereunder. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.
ARTICLE 4.
GRANTING OF AWARDS
4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be required pursuant to the Non-Employee Director Equity Compensation Policy as described in Section 4.6, no Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator shall be obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person participate in the Plan.
4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.4 At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue as an Employee, Director or Consultant of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.
4.5 Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1, the Award Limit or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

4.6 Non-Employee Director Awards.
(a) Non-Employee Director Equity Compensation Policy. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion.
(b) Director Limit. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the sum of (i) the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of equity-based Awards and (ii) the dollar amount of any cash Awards, in each case, granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed one million dollars ($1,000,000) (the “Director Limit”).
ARTICLE 5.
PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION
5.1 Purpose. The Administrator may, in its sole discretion, (a) determine whether an Award is intended to qualify as Performance-Based Compensation and (b) at any time after any such determination, alter such intent for any or no reason. If the Administrator, in its sole discretion, decides to grant an Award that is intended to qualify as Performance-Based Compensation (other than an Option or Stock Appreciation Right), then the provisions of this Article 5 shall control over any contrary provision contained in the Plan or any applicable Program; provided, however, that, if after such decision the Administrator alters such intention for any reason, the provisions of this Article 5 shall no longer control over any other provision contained in the Plan or any applicable Program. The Administrator, in its sole discretion, may (i) grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals or any such other criteria and goals as the Administrator shall establish, but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation and (ii) subject any Awards intended to qualify as Performance-Based Compensation to additional conditions and restrictions unrelated to any Performance Criteria or Performance Goals (including, without limitation, continued employment or service requirements) to the extent such Awards otherwise satisfy the requirements of this Article 5 with respect to the Performance Criteria and Performance Goals applicable thereto. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.
5.2 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than ninety (90) days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between the Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Administrator (i) shall, unless otherwise provided in an Award Agreement, have the right to reduce or eliminate the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period, but (ii) shall in no event have the right to increase the amount payable for any reason.
5.3 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or a Subsidiary throughout the Performance Period. Unless otherwise provided in the applicable Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such Performance Period are achieved.
5.4 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE 6.
GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS
6.1 Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.
6.2 Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other Person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.
6.3 Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.
6.4 Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of

Section 409A or Section 422 of the Code and regulations and rulings thereunder (unless otherwise determined by the Administrator) or the first sentence of this Section 6.4 and without limiting the Company’s rights under Section 11.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 11.7 and 13.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.
6.5 Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right that vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is exercisable at a Holder’s Termination of Service shall automatically expire at the close of business on the thirtieth (30th) date after such Termination of Service.
6.6 Substitution of Stock Appreciation Rights; Early Exercise of Options. The Administrator may provide in the applicable Program or Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Option. The Administrator may provide in the terms of an Award Agreement that the Holder may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the Option so exercised. Shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.
ARTICLE 7.
EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS
7.1 Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 7 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.
7.2 Manner of Exercise. All or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledge electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;
(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.
(c) In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and
(d) Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 11.1 and 11.2.

7.3 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years from the date of grant (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) of such Option to such Holder, or (b) one (1) year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.
ARTICLE 8.
AWARD OF RESTRICTED STOCK
8.1 Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.
8.2 Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.
8.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.
8.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per Share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including, without limitation, a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.
8.5 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 9.
AWARD OF RESTRICTED STOCK UNITS
9.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.
9.2 Term. Except as otherwise provided herein, the term (if any) of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.
9.3 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.
9.4 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance and/or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.
9.5 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided, however, that, except as otherwise determined by the Administrator and set forth in an Award Agreement, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the fifteenth (15th) day of the third (3rd) month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the fifteenth (15th) day of the third (3rd) month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 11.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.
ARTICLE 10.
AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS
10.1 Other Stock or Cash Based Awards. The Administrator is authorized to (a) grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual and (b) determine whether such Other Stock or Cash Based Awards shall be Performance-Based Compensation. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, including the Performance Criteria, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.
10.2 Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
ARTICLE 11.
ADDITIONAL TERMS OF AWARDS
11.1 Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
11.2 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 11.1 hereof, including without limitation, by allowing such Holder to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in the Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
11.3 Transferability of Awards.
(a) Except as otherwise provided in Sections 11.3(b) and 11.3(c):
(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;
(ii) No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and
(iii) During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the

Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.
(b) Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any Person other than another Permitted Transferee of the applicable Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. In addition, and further notwithstanding Section 11.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.
(c) Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than fifty percent (50%) of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided, however, that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.
11.4 Conditions to Issuance of Shares.
(a) The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.
(b) All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).
(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d) No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.
(f) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
11.5 Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
11.6 Prohibition on Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares.
11.7 Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 13.2 or 13.10).
11.8 Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 11.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local stock plan administrator, legal representative or human resources representative. The Company may cancel Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local stock plan administrator, legal representative or human resources representative.

ARTICLE 12.
ADMINISTRATION
12.1 Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Performance-Based Compensation, including Options and Stock Appreciation Rights, the Committee shall take all action with respect to such Awards, and for purposes of all such actions shall consist solely of two (2) or more Non-Employee Directors, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “outside director” for purposes of Section 162(m) of the Code. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.
12.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided, however, that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 11.5 or Section 13.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
12.3 Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
12.4 Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:
(a) Designate Eligible Individuals to receive Awards;
(b) Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);
(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria or performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;
(g) Decide all other matters that must be determined in connection with an Award;
(h) Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;
(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;
(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and
(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 13.2.
12.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all Persons.
12.6 Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law (including, without limitation, Section 162(m) of the Code). Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.
ARTICLE 13.
MISCELLANEOUS PROVISIONS
13.1 Amendment, Suspension or Termination of the Plan.
(a) Except as otherwise provided in Section 13.1(b) and subject to the limitations contained in Section 11.6, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, that, except as provided in Section 11.5 and Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.
(b) Notwithstanding Section 13.1(a), the Board may not, except as provided in Section 13.2, increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, the Award Limit or the Director Limit without approval of the Company’s stockholders.

(c) No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the Effective Date (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.
13.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.
(b) In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the inequitable dilution or enlargement of the benefits or potential benefits provided under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:
(i) To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights, which value may be determined by reference to the level of attainment of applicable Performance Goals (as applicable) if determined by the Administrator (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);
(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;
(iii) To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;
(v) To replace such Award with other rights or property selected by the Administrator; and/or
(vi) To provide that the Award cannot vest, be exercised or become payable after such event.

Without limiting the foregoing, the Administrator may require a Holder to execute a release of claims, in a form prescribed by the Company, as a condition to the Holder’s receipt of payment in connection with a Change in Control for or in respect of any Award granted or issued under the Plan.
(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):
(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 13.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or
(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit).
(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 13.2, such Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation.
(e) In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award, the Administrator may cause (i) any or all of such Award to terminate in exchange for cash, rights or other property pursuant to Section 13.2(b)(i), or (ii) any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder in advance that such Award shall be fully exercisable on or prior to the Change in Control and contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period if not exercised.
(f) For the purposes of this Section 13.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.
(g) The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(h) Unless otherwise determined by the Administrator, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent it would (i) with respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, cause such Award to fail to so qualify as Performance-Based Compensation, (ii) cause the Plan to violate Section 422(b)(1) of the Code, (iii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iv) cause an Award to be subject to income inclusion under Section 409A.
(i) The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(j) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.
13.3 Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan (as amended and restated). Awards may be granted or awarded prior to such stockholder approval; provided, however, that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the Company’s stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be considered granted under the Prior Plan, which will continue in full force and effect on its terms and conditions as in effect immediately prior to the date this Plan is approved by the Board.
13.4 No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.
13.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.
13.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
13.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.
13.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
13.9 Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Nevada without regard to conflicts of laws thereof or of any other jurisdiction.

13.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Participant’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A, then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Termination of Service, or (ii) the date of the Participant’s death. To the extent applicable, the Plan, any Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and any applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 13.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.
13.11 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.
13.12 Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.13 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
13.14 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 26, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TTD2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 26, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V68862-P31466

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE TRADE DESK, INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. The election of two Class III directors to hold office until our 2028 annual meeting of stockholders or until her successor is duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Lise J. Buyer
02) Kathryn E. Falberg

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. The approval of The Trade Desk, Inc. 2025 Incentive Award Plan, which is an amendment and restatement of our 2016 Incentive Award Plan.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
3. The approval, on a non-binding, advisory basis, the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
4. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: The proxies are authorized to transact such other business as may properly come before the meeting or at any and all adjournments, continuations or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 27, 2025:

Stockholders who wish to view the Notice, Proxy Statement and Annual Report on Form 10-K of The Trade Desk, Inc. on the Internet can view the 2025 Annual Meeting materials at www.proxyvote.com or at investors.thetradedesk.com.

V68863-P31466

THE TRADE DESK, INC.
Annual Meeting of Stockholders
May 27, 2025, 1:00 p.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jeff Green, Laura Schenkein and Jay Grant, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of THE TRADE DESK, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 p.m. Pacific Time on May 27, 2025, at www.virtualshareholdermeeting.com/TTD2025, and any adjournment, continuation or postponement thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted (i) FOR the election of each of the nominees for director listed in Proposal 1, (ii) FOR Proposals 2, 3 and 4, and (iii) in the discretion of the proxies, upon any such matters as may properly come before the meeting or any adjournment, continuation or postponement thereof.

Continued and to be signed on reverse side